Exhibit 4.2

Execution Version

EH HOLDING CORPORATION

7 5/8% SENIOR NOTES DUE 2021

UNSECURED INDENTURE

Dated as of June 1, 2011

Wells Fargo Bank, National Association

TRUSTEE

CROSS-REFERENCE TABLE

TIA Section		Indenture Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N/A
	(a)(4)	N/A
	(b)	7.10
	(c)	N/A
311	(a)	7.11
	(b)	7.11
	(c)	N/A
312	(a)	2.05
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	7.06
	(b)(2)	7.06
	(c)	7.06; 11.02
	(d)	7.06
314	(a)	11.05
	(4)	4.04
	(b)	N/A
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N/A
	(d)	N/A
	(e)	11.05
	(f)	N/A
315	(a)	7.01(b)
	(b)	7.05; 11.02
	(c)	7.01(a)
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N/A
	(b)	6.07
	(c)	2.13
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	11.01
	(c)	11.01

N/A means Not Applicable.

Note:  This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Unsecured Indenture.

ARTICLE 10

GUARANTEES

SECTION 10.01.	Guarantee	94
SECTION 10.02.	Execution and Delivery of Guarantees	96
SECTION 10.03.	Merger, Consolidation or Sale of Assets of Guarantors	96
SECTION 10.04.	Successor Corporation Substituted	97
SECTION 10.05.	Releases from Guarantees	97

ARTICLE 11

MISCELLANEOUS

SECTION 11.01.	Trust Indenture Act Controls	98
SECTION 11.02.	Notices	98
SECTION 11.03.	Communication by Holders of Unsecured Notes with Other Holders of Unsecured Notes	99
SECTION 11.04.	Certificate and Opinion as to Conditions Precedent	100
SECTION 11.05.	Statements Required in Certificate or Opinion	100
SECTION 11.06.	Rules by Trustee and Agents	100
SECTION 11.07.	No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders	100
SECTION 11.08.	Governing Law	101
SECTION 11.09.	No Adverse Interpretation of Other Agreements	101
SECTION 11.10.	Successors	101
SECTION 11.11.	Severability	101
SECTION 11.12.	Counterpart Originals	101
SECTION 11.13.	Table of Contents, Headings, Etc.	101
SECTION 11.14.	U.S.A. Patriot Act	102
SECTION 11.15.	Force Majeure	102

EXHIBITS

EXHIBIT A – FORM OF UNSECURED NOTE
EXHIBIT B – FORM OF GUARANTEE
EXHIBIT C – FORM OF CERTIFICATE OF TRANSFER
EXHIBIT D – FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT E – FORM OF SUPPLEMENTAL INDENTURE

v

UNSECURED INDENTURE, dated as of June 1, 2011, among EH Holding Corporation, a Colorado corporation (the “Company”), the Guarantors (as hereinafter defined) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company’s 7 5/8% Senior Notes due 2021.

RECITALS

The Company and the Guarantors have duly authorized the execution and delivery of this Unsecured Indenture to provide for the issuance of the Unsecured Notes and the Guarantees.

All things necessary (i) to make the Unsecured Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company and delivered hereunder, the valid obligations of the Company, (ii) to make the Guarantees when executed by the Guarantors and delivered hereunder the valid obligations of the Guarantors, and (iii) to make this Unsecured Indenture a valid agreement of the Company and the Guarantors, all in accordance with their respective terms, have been done.

For and in consideration of the premises and the purchase of the Unsecured Notes by the Holders thereof, it is mutually agreed as follows for the equal and ratable benefit of the Holders of the Unsecured Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                                              Definitions.

“144A Global Unsecured Note” means one or more Global Unsecured Notes substantially in the form of Exhibit A hereto bearing the Global Unsecured Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, which, in the aggregate, are initially equal to the outstanding principal amount of the Unsecured Notes initially sold by the Company in reliance on Rule 144A.

“Accounts Receivable Subsidiary” means one Unrestricted Subsidiary of the Company specifically designated as an Accounts Receivable Subsidiary for the purpose of financing the Company’s accounts receivable; provided that any such designation shall not be deemed to prohibit the Company from financing accounts receivable through any other entity, including, without limitation, any other Unrestricted Subsidiary.

“Accounts Receivable Subsidiary Notes” means the notes to be issued by the Accounts Receivable Subsidiary for the purchase of accounts receivable.

“Acquired Debt” means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Subsidiary of such specified Person, or Indebtedness incurred by such specified Person in connection with the acquisition of assets, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person or the acquisition of such assets, as the case may be.

“Acquisition” means the acquisition by the Company, through Broadband Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company, of all of the outstanding capital stock of Hughes Communications, Inc., a Delaware corporation, pursuant to the Merger Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that no individual, other than a director of Parent or the Company or an officer of Parent or the Company with a policy making function, shall be deemed an Affiliate of the Company or any of its Subsidiaries solely by reason of such individual’s employment, position or responsibilities by or with respect to Parent, the Company or any of their respective Subsidiaries.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Unsecured Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Asset Sale” means:

(1)                                  the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a sale and leaseback) of the Company, a Guarantor or any Restricted Subsidiary (each referred to in this definition as a “disposition”), or

(2)                                  the issuance or sale of Equity Interests of any Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), whether in a single transaction or a series of related transactions (other than preferred stock of Restricted Subsidiaries issued in compliance with Section 4.09 of this Unsecured Indenture), in each case in clause (1) and (2), other than:

(a)                                  a disposition of Cash Equivalents or obsolete, damaged or worn out equipment or the sale or lease of equipment, inventory or accounts receivable in the ordinary course of business and dispositions of property no longer used or useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(b)                                 dispositions to the Company or any Wholly Owned Restricted Subsidiary by the Company or any Restricted Subsidiary;

(c)                                  the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under Section 5.01 of this Unsecured Indenture or any disposition that constitutes a Change of Control pursuant to this Unsecured Indenture;

(d)                                 the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.07 of this Unsecured Indenture or the granting of a Lien permitted by Section 4.12 of this Unsecured Indenture;

(e)                                  any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $25.0 million;

(f)                                    to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

(g)                                 the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(h)                                 licenses or sub-licenses of intellectual property in the ordinary course of business;

(i)                                     any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including, without limitation, sale leasebacks and asset securitizations permitted by this Unsecured Indenture;

(j)                                     any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary, including in connection with any merger or consolidation;

(k)                                  dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(l)                                     any disposition of property or assets or the issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary or the Company;

(m)                               an exchange of assets for assets (including a combination of assets and Cash Equivalents) related to a similar business of comparable or greater market value or usefulness to the business of the Company and the Restricted Subsidiaries as a whole, as determined in good faith by senior management or the Board of Directors;

(n)                                 any sale of assets pursuant to the Equipment Financing Agreements;

(o)                                 any swap of owned or leased satellite transponder capacity for other satellite transponder capacity of comparable or greater value or usefulness to the business of the Company and the Restricted Subsidiaries as a whole, as determined in good faith by senior management or the Board of Directors;

(p)                                 any swap of assets in exchange for services in the ordinary course of business of comparable or greater value or usefulness to the business of the Company and the Restricted Subsidiaries as a whole, as determined in good faith by senior management or the Board of Directors;

(q)                                 sales or other dispositions of satellites for a consideration of comparable or greater value or usefulness to the business of the Company and the Restricted Subsidiaries as a whole, as determined in good faith by senior management or the Board of Directors, and sales or other dispositions of satellites in connection with the end of their life;

(r)                                    sales or other dispositions of rights to construct or launch satellites;

(s)                                  a disposition, including by way of lease, of any satellite capacity;

(t)                                    termination of hedging or similar arrangements; and

(u)                                 any disposition of property or assets the net proceeds from which are re-invested in any Permitted Investment.

“Bankruptcy Law” means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

“Cash Equivalents” means:  (a) United States dollars, pounds sterling, euros, national currency of any participating member state in the European Union or, in the case of any

non-U.S. Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business; (b) securities issued or directly and fully guaranteed or insured by the United States government or any country that is a member of the European Union or any agency or instrumentality thereof having maturities of not more than two years from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-2 or better, A-2 or better or the equivalent thereof by Moody’s or S&P, respectively, and in each case maturing within twelve months after the date of acquisition; (f) money market funds offered by any domestic commercial or investment bank having capital and surplus in excess of $500 million at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition; and (g) securities representing an interest or interests in AAA rated rated money market funds registered under the Investment Company Act of 1940.

“Change of Control” means:  (a) any transaction or series of transactions the result of which is that any Person (other than the Principal or a Related Party) individually owns more than 50% of the total voting power of the voting Equity Interests of Parent; (b) the first day on which a majority of the members of the Board of Directors of Parent are not Continuing Directors; or (c) any time that Parent shall cease to beneficially own 100% of the Equity Interests of the Company.

“Commission” means the Securities and Exchange Commission.

“Communications Act” means the Communications Act of 1934, as amended.

“Conditions for Acquisition Release” means: (i) all conditions precedent to the consummation of the Acquisition (including the receipt of all governmental approvals or consents necessary in connection with the Acquisition) will have been satisfied or waived in accordance with the terms of the agreements governing the Acquisition (other than the payment of Merger Consideration (as defined in the Merger Agreement) and other than those conditions that by their terms are to be satisfied at the consummation of the Acquisition, but subject to the satisfaction or waiver of those conditions), (ii) the Acquisition will be consummated on substantially the terms described in the Offering Memorandum substantially concurrently with the release of funds on deposit in or credited to the Unsecured Escrow Account in the amount specified in such officers’ certificate (it being understood that the Certificate of Merger will not be filed and the Effective Time (as defined in the Merger Agreement) will not occur until after the release of funds from the Unsecured Escrow Account) in the Offering Memorandum, (iii) such funds will be applied in the manner described under the caption “Use of Proceeds” in the Offering Memorandum and (iv) no Event of Default will have occurred and be continuing or result therefrom.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus, to the extent deducted in computing Consolidated Net Income:  (a) provision for taxes based on income, profits or capital, including state franchise and similar taxes and tax distributions made to holders of Capital Stock of such Person; (b) Consolidated Interest Expense; (c) depreciation and amortization (including amortization of goodwill and other intangibles) of such Person for such period; (d) the amount of any restructuring charges or expenses (which, for the avoidance of doubt, shall include retention, severance, systems establishment costs or excess pension charges); (e) any extraordinary loss and any net loss realized in connection with any Asset Sale; and (f) Consolidated Non-cash Charges, in each case, on a consolidated basis determined in accordance with GAAP minus non-cash items increasing Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period and any items for which cash was received in any prior period); provided that Consolidated Cash Flow shall not include interest income derived from the net proceeds of the offering of the Secured Notes.

“Consolidated Interest Expense” means, with respect to any Person for any period, consolidated interest expense of such Person for such period, whether paid or accrued, including amortization of original issue discount and deferred financing costs, non-cash interest payments and the interest component of Capital Lease Obligations, on a consolidated basis determined in accordance with GAAP; provided, however, that with respect to the calculation of the consolidated interest expense of the Company, the interest expense of Unrestricted Subsidiaries shall be excluded.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries or, if such Person is the Company, of the Company and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that:  (a) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person, in the case of a gain, or to the extent of any contributions or other payments by the referent Person, in the case of a loss; (b) the Net Income of any Person that is a Subsidiary that is not a Wholly Owned Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person; (c) the Net Income of any Subsidiary of such Person shall be excluded to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation to which it is subject; (d) the cumulative effect of a change in accounting principles shall be excluded; (e) any net after-tax extraordinary or nonrecurring or unusual gains or losses (less all fees and expenses relating thereto), or income or expense or charge (including, without limitation, any severance, relocation or other restructuring costs, fees and expenses) and fees, expenses or charges related to any offering of equity interests of such Person, Investment, acquisition or Indebtedness permitted to be incurred by this Unsecured Indenture (in each case, whether or not successful), including any such fees, expenses or charges related to the Transactions, in each case, shall be excluded; (f) any increase in amortization or depreciation or any one-time non-cash charges resulting from purchase accounting in connection with the Acquisition and any acquisition that is consummated after the Issue Date shall be excluded; (g) any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded; (h) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness shall be excluded; (i) any non-cash impairment charge or asset write-off resulting from the application of Statement of Financial Accounting Standards No. 142 and 144, and the amortization of intangibles arising pursuant to Statement of Financial Accounting Standards No. 141, shall be excluded; (j) any non-cash expenses realized or resulting from employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded; (k) any one-time non-cash compensation charges shall be excluded; (l) non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards No. 133 and related interpretations shall be excluded; and (m) the effects of purchase accounting as a result of the Acquisition and any acquisition that is consummated after the Issue Date shall be excluded.

“Consolidated Net Tangible Assets” means, with respect to any Person, the aggregate amount of assets of such Person (less applicable reserves and other properly deductible items) after deducting therefrom (to the extent otherwise included therein) (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of such Person and its consolidated Subsidiaries as of the end of the most recently ended fiscal quarter and computed in accordance with GAAP.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization, impairment, non-cash compensation, non-cash rent and other non-cash expenses of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding (i) any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period and (ii) the non-cash impact of recording the change in fair value of any embedded derivatives under Statement of Financial Accounting Standards No. 133 and related interpretations as a result of the terms of any agreement or instrument to which such Consolidated Non-cash Charges relate.

“Continuing Director” means, as of any date of determination, any member of the board of directors of Parent who:  (a) was a member of such board of directors on the Issue Date; or (b) was nominated for election or elected to such board of directors with the affirmative vote of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election or was nominated for election or elected by the Principal and his Related Parties.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 11.02 of this Unsecured Indenture or such other address as to which the Trustee may give notice to the Company.

“Custodian” means the Trustee, as custodian with respect to the Global Unsecured Notes, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deferred Payments” means Indebtedness owed to satellite construction or launch contractors incurred after the Issue Date in connection with the construction or launch of one or more satellites of the Company or the Company’s Restricted Subsidiaries used by the Company and/or them in the businesses described in Section 4.16 of this Unsecured Indenture in an aggregate principal amount not to exceed $50.0 million at any one time outstanding.

“Definitive Unsecured Note” means a certificated Unsecured Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 of this Unsecured Indenture, substantially in the form of Exhibit A hereto except that such Unsecured Note shall not bear the Global Unsecured Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Unsecured Note” attached thereto.

“Depositary” means The Depository Trust Company and any and all successors thereto appointed as depositary hereunder and having become such pursuant to an applicable provision of this Unsecured Indenture.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non-Cash Consideration” pursuant to an officer’s certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Unsecured Notes mature; provided, however, that any such Capital Stock may require the issuer of such Capital Stock to make an offer to purchase such Capital Stock upon the occurrence of certain events if the terms of such Capital Stock provide that such an offer may not be satisfied and the purchase of such Capital Stock may not be consummated until the 91st day after the Unsecured Notes have been paid in full.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“Eligible Institution” means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated Investment Grade at the time as of which any investment or rollover therein is made.

“Equipment Financing Agreements” means (A) any and all agreements entered into by the Company or its Restricted Subsidiaries providing for the lease of equipment to enterprise customers, (B) any and all assignment agreements entered into by the Company and its Restricted Subsidiaries in the ordinary course of business as contemplated by clause (A) of this definition, in each case, as the same may be refinanced, amended, modified, restated, renewed, supplemented or replaced, and (C) any agreements between the Company or any of its Restricted

Subsidiaries and any third-party relating generally to the subject matter of the agreements set forth in clause (A) of this definition.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Escrow Agent” means Deutsche Bank Trust Company Americas, as escrow agent.

“Escrow Agreement” means the Escrow Agreement dated as of the Issue Date, among the Company, the Trustee and the Escrow Agent, relating to the Initial Unsecured Notes, as amended, supplemented, modified, extended, renewed, restated or replaced in whole or in part from time to time.

“Escrow End Date” means November 13, 2011.

“Escrow Investments” means, at any time, (1) United States dollars; (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not later than November 11, 2011; and (3) securities representing an interest or interests in AAA rated money market funds registered under the Investment Company Act of 1940, as amended.

“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or Incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events.  The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

“Escrow Release Date” means the date the funds are released from the Unsecured Escrow Account in connection with the Conditions for Acquisition Release being satisfied or the Special Mandatory Redemption pursuant to Section 3.09.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Unsecured Notes” means the notes issued in the Exchange Offer pursuant to Section 2.06(f) of this Unsecured Indenture or pursuant to a registered exchange offer for Unsecured Notes with a Private Placement Legend issued after the Issue Date.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement with respect to the Unsecured Notes.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement with respect to the Unsecured Notes.

“Existing Indebtedness” means the Unsecured Notes and any other Indebtedness of the Company and its Subsidiaries in existence on the Issue Date or, in the case of Hughes Communications, Inc. or any of its subsidiaries, the Escrow Release Date (including for the avoidance of doubt, any such Indebtedness of Hughes Communications, Inc. or any of its Subsidiaries in existence on the Escrow Release Date); until such amounts are repaid.

“FCC” means the Federal Communications Commission or any successor agency thereto.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary of such Subsidiary.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the Issue Date; provided that, for purposes of complying with Section 4.03 of this Unsecured Indenture, the applicable report shall utilize GAAP as then in effect.

“Global Unsecured Note Legend” means the legend set forth in Section 2.01 of this Unsecured Indenture, which is required to be placed on all Global Unsecured Notes issued under this Unsecured Indenture.

“Global Unsecured Notes” means, individually and collectively, each of the Restricted Global Unsecured Notes and the Unrestricted Global Unsecured Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01 or 2.06 of this Unsecured Indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

“Governmental Authority” shall mean any Federal, state, provincial, local, foreign or other governmental, quasi-governmental or administrative (including self-regulatory) body, instrumentality, department, agency, authority, board, bureau, commission, office of any nature whatsoever or other subdivision thereof, or any court, tribunal, administrative hearing body, arbitration panel or other similar dispute-resolving body, whether now or hereafter in existence.

“Grantors” means the Company and the Guarantors.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guarantee” means a guarantee by a Guarantor of the Unsecured Notes.

“Guarantor” means any entity that executes a Guarantee of the obligations of the Company under the Unsecured Notes, and their respective successors and assigns.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements designed to protect such Person against fluctuations in interest rates.

“Holder” means a Person in whose name an Unsecured Note is registered.

“Immaterial Subsidiary” means any one or more Subsidiaries of the Company that have less than $5.0 million in total assets in the aggregate.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Equity Interests (but excluding, in each case, any accrued dividends) as well as the guarantee of items that would be included within this definition.

“Indebtedness to Cash Flow Ratio” means, with respect to any Person, the ratio of:  (a) the Indebtedness of such Person and its Subsidiaries (or, if such Person is the Company, of the Company and its Restricted Subsidiaries) as of the end of the most recently ended fiscal quarter, plus the amount of any Indebtedness incurred subsequent to the end of such fiscal quarter; to (b) such Person’s Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur (the “Measurement Period”); provided, however; that if such Person or any of its Subsidiaries (or, if such Person is the Company, any of its Restricted Subsidiaries) consummates an acquisition, merger or other business combination or an Asset Sale or other disposition of assets subsequent to the commencement of the Measurement Period for which the calculation of the Indebtedness to Cash Flow Ratio is made, then the Indebtedness to Cash Flow Ratio shall be calculated giving pro forma effect to such transaction(s) as if the same had occurred at the beginning of the applicable period.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Unsecured Note through a Participant.

“In-Orbit Insurance” means, with respect to any satellite (or, if the entire satellite is not owned by the Company or any Restricted Subsidiary, as the case may be, the portion of the satellite it owns or for which it has risk of loss), insurance or other contractual arrangement providing for coverage against the risk of loss of or damage to such satellite (or portion, as applicable) attaching upon the expiration of the launch insurance therefor and attaching, during the commercial in-orbit service of such satellite (or portion, as applicable), upon the expiration of the immediately preceding corresponding policy or other contractual arrangement, as the case may be, subject to the terms and conditions set forth in this Unsecured Indenture.

“Initial Unsecured Notes” means the $900,000,000 aggregate principal amount of 7 5/8% Senior Notes due 2021 of the Company issued under this Unsecured Indenture on the Issue Date.

“Initial Purchasers” means, with respect to the Unsecured Notes, Deutsche Bank Securities Inc.

“Investment Grade” means, with respect to a security, that such security is rated at least BBB- or higher by S&P or Baa3 or higher by Moody’s (or, in the event of a change in ratings systems, the equivalent of such ratings by S&P or Moody’s), or the equivalent rating of another nationally recognized statistical rating organization.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means June 1, 2011, the date of original issuance of the Initial Unsecured Notes.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Unsecured Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

“Marketable Securities” means:  (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper or corporate securities maturing not more than 18 months after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with an Investment Grade rating, at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers’ acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

“Maximum Secured Amount” means 3.50 times the Trailing Cash Flow Amount, or, if greater and following a Suspension Event, 15% of the Company’s Consolidated Net Tangible Assets.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of February 13, 2011, by and among EchoStar Satellite Services L.L.C., Broadband Acquisition Corporation, EchoStar Corporation and Hughes Communications, Inc.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss) and excluding any unusual gain (but not loss) relating to recovery of insurance proceeds on satellites, together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries, as the case may be, in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.  Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by the Company or any Restricted Subsidiary to cash.

“Non-Recourse Indebtedness” of any Person means Indebtedness of such Person that:  (i) is not guaranteed by any other Person (except a Wholly Owned Subsidiary of the referent Person); (ii) is not recourse to and does not obligate any other Person (except a Wholly

Owned Subsidiary of the referent Person) in any way; (iii) does not subject any property or assets of any other Person (except a Wholly Owned Subsidiary of the referent Person), directly or indirectly, contingently or otherwise, to the satisfaction thereof, and (iv) is not required by GAAP to be reflected on the financial statements of any other Person (other than a Subsidiary of the referent Person) prepared in accordance with GAAP.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering” means the offering of the Unsecured Notes pursuant to the Offering Memorandum.

“Offering Memorandum” means the Offering Memorandum, dated as of May 17, 2011, relating to and used in connection with the Offering.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company.

“Opinion of Counsel” means an opinion from legal counsel, who may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Pari Passu Indebtedness” means Indebtedness of the Company or a Guarantor that is pari passu in right of payment (and not expressly subordinated) to the Unsecured Notes or, in the case of a Guarantor, that is pari passu in right of payment (and not expressly subordinated) to its Guarantee.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Business” means any business conducted or proposed to be conducted by the Company (including through its Subsidiaries and joint ventures) on the Issue Date (including any activity conducted by Hughes Communications, Inc. or its Subsidiaries or joint ventures), any business activity that is a reasonable extension, development or expansion thereof or ancillary, incidental, similar, complementary or reasonably related thereto, and any business conducted or proposed to be conducted after the Issue Date as approved by the Board of Directors in good faith.

“Permitted Investments” means:  (a) Investments in the Company or in a Restricted Subsidiary; (b) Investments in Cash Equivalents and Marketable Securities; and (c)

Investments by the Company or any of its Subsidiaries in a Person if, as a result of such Investment:  (i) such Person becomes a Restricted Subsidiary, or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary; provided that if at any time a Restricted Subsidiary of the Company shall cease to be a Subsidiary of the Company, the Company shall be deemed to have made a Restricted Investment in the amount of its remaining investment, if any, in such former Subsidiary.

“Permitted Liens” means:

(a)                                  Liens securing the Secured Notes issued on the Issue Date and Liens securing any guarantee thereof;

(b)                                 Liens securing the Deferred Payments;

(c)                                  Liens securing any Indebtedness permitted under Section 4.09 of this Unsecured Indenture; provided that such Liens under this clause (c) together with Liens under clause (a) of this definition shall not secure Indebtedness in an amount exceeding the Maximum Secured Amount at the time that such Lien is incurred;

(d)                                 Liens securing Indebtedness permitted under clause (b)(7) of Section 4.09 of this Unsecured Indenture; provided that such Indebtedness was permitted to be incurred by the terms of this Unsecured Indenture and such Liens do not extend to any assets of the Company or its Restricted Subsidiaries other than the assets so acquired;

(e)                                  Liens securing Indebtedness the proceeds of which are used to develop, construct, launch or insure any satellites; provided that such Indebtedness was permitted to be incurred by the terms of this Unsecured Indenture and such Liens do not extend to any assets of the Company or its Restricted Subsidiaries other than such satellites being developed, constructed, launched or insured, and to the related licenses, permits and construction, launch and TT&C contracts;

(f)                                    Liens on orbital slots, licenses and other assets and rights of the Company, provided that such orbital slots, licenses and other assets and rights relate solely to the satellites referred to in clause (e) of this definition;

(g)                                 Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation, other than in the ordinary course of business;

(h)                                 Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such Liens were not incurred in connection with, or in contemplation of, such designation;

(i)                                     Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or any of its Restricted Subsidiaries other than the property so acquired;

(j)                                     Liens to secure the performance of statutory obligations, bid, surety or appeal bonds or performance bonds, or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor;

(k)                                  Liens existing on the Issue Date or, in the case of Hughes Communications, Inc. or any of its subsidiaries, the Escrow Release Date (including, for the avoidance of doubt, any such Liens of Hughes Communications, Inc. or any of its subsidiaries existing on the Escrow Release Date);

(l)                                     Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(m)                               Liens incurred by the Company or any of its Restricted Subsidiaries with respect to obligations that do not exceed $50 million in principal amount in the aggregate at any one time outstanding;

(n)                                 Liens securing Indebtedness permitted under clause (b)(10) of Section 4.09 of this Unsecured Indenture; provided that such Liens shall not extend to assets other than assets that previously secured such Indebtedness being refinanced;

(o)                                 Liens securing Indebtedness permitted under clause (b)(12) of Section 4.09 of this Unsecured Indenture;

(p)                                 Liens securing Indebtedness permitted under clause (b)(13) of Section 4.09 of this Unsecured Indenture;

(q)                                 Liens securing Indebtedness permitted under clause (b)(16) of Section 4.09 of this Unsecured Indenture; provided that such Liens do not extend to any assets of the Company or its Restricted Subsidiaries other than the assets so acquired;

(r)                                    Liens securing Indebtedness permitted under clause (b)(17) of Section 4.09 of this Unsecured Indenture; provided that such Liens do not extend to any assets of the Company or its Restricted Subsidiaries other than the assets so acquired;

(s)                                  survey exceptions, encumbrances, Liens, restrictions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(t)                                    leases and subleases of real property granted to others in the ordinary course of business that do not (i) materially interfere with the ordinary conduct of the business of the Company or its Restricted Subsidiaries or (ii) secure any Indebtedness;

(u)                                 Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(v)                                 Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to its customers at the site at which such equipment is located;

(w)                               Liens in favor of customers on satellites or portions thereof (including insurance proceeds relating thereto) or the satellite construction or acquisition agreement relating thereto;

(x)                                   grants of software and other licenses in the ordinary course of business;

(y)                                 Liens securing insurance premiums financing arrangements, provided that such Liens are limited to the applicable unearned insurance premiums;

(z)                                   Liens not provided for in clauses (a) through (y) above, securing Indebtedness incurred in compliance with the terms of this Unsecured Indenture; provided that the Unsecured Notes are secured by the assets subject to such Liens on an equal and ratable basis or on the basis prior to such Liens; provided further that to the extent that such Lien secures Indebtedness that is subordinated to the Unsecured Notes, such Lien shall be subordinated to and be later in priority than the Unsecured Notes on the same basis;

(aa)                            extensions, renewals or refundings of any Liens referred to in clauses (a) through (y) above; provided that (i) any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced and (ii) any extension, renewal or refunding of a Lien originally incurred pursuant to clause (c) above shall not secure Indebtedness in an amount greater than the Maximum Secured Amount at the time of such extension, renewal or refunding; and

(bb)                          Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose.

“Permitted Refinancing” has the meaning given in Section 4.09(b)(10)(C).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Preferred Equity Interest,” in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

“Principal” means Charles W. Ergen.

“Private Placement Legend” means the legend set forth in Section 2.01 of this Unsecured Indenture to be placed on all Unsecured Notes issued under this Unsecured Indenture except where otherwise permitted by the provisions of this Unsecured Indenture.

“Purchase Money Indebtedness” means (i) Indebtedness of the Company, or any Guarantor incurred (within 365 days of such purchase) to finance the purchase of any assets (including the purchase of Equity Interests of Persons that are not Affiliates of the Company or the Guarantors) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets; and (ii) Indebtedness of the Company or any Guarantor which refinances Indebtedness referred to in clause (i) of this definition; provided that such refinancing satisfies such clause (i).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” or “Rating Agencies” means:  (a) S&P; (b) Moody’s; or (c) if S&P or Moody’s or both shall not make a rating of the Unsecured Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Receivables Trust” means a trust organized solely for the purpose of securitizing the accounts receivable held by the Accounts Receivable Subsidiary that:  (a) shall not engage in any business other than (i) the purchase of accounts receivable or participation interests therein from the Accounts Receivable Subsidiary and the servicing thereof, (ii) the issuance of and distribution of payments with respect to the securities permitted to be issued under clause (b) below and (iii) other activities incidental to the foregoing; (b) shall not at any time incur Indebtedness or issue any securities, except (i) certificates representing undivided interests in the trust issued to the Accounts Receivable Subsidiary and (ii) debt securities issued in an arm’s length transaction for consideration solely in the form of cash and Cash Equivalents, all of which (net of any issuance fees and expenses) shall promptly be paid to the Accounts Receivable Subsidiary; and (c) shall distribute to the Accounts Receivable Subsidiary as a distribution on the Accounts Receivable

Subsidiary’s beneficial interest in the trust no less frequently than once every six months all available cash and Cash Equivalents held by it, to the extent not required for reasonable operating expenses or reserves therefor or to service any securities issued pursuant to clause (b) above that are not held by the Accounts Receivable Subsidiary.

“Refinancing Indebtedness” has the meaning given in Section 4.09(b)(10) of this Unsecured Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement dated June 1, 2011 among the Company, the Guarantors and Deutsche Bank Securities Inc.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Unsecured Note” means one or more Global Unsecured Notes substantially in the form of Exhibit A hereto bearing the Global Unsecured Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, which, in the aggregate, are equal to the outstanding principal amount of the Unsecured Notes initially sold by the Company in reliance on Rule 903 of Regulation S.

“Related Party” means, with respect to the Principal, (a) the spouse and each immediate family member of the Principal, (b) each trust, corporation, partnership or other entity of which the Principal beneficially holds an 80% or more controlling interest and (c) all trusts, including grantor retained annuity trusts, established by the Principal for the benefit of his family.

“Related Person” means, with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates.

“Replacement Assets” means, on any date, property or assets (including Capital Stock of an entity owning such property or assets), of a nature or type that are used in any Permitted Business.

“Replacement Satellite Vendor Indebtedness” means Indebtedness of the Company or a Restricted Subsidiary provided by a satellite or satellite launch vendor, insurer or insurance agent or Affiliate thereof for the (i) construction, launch or insurance of all or part of one or more replacement satellites or satellite launches for such satellites, where “replacement satellite” means a satellite that is to be used:  (x) as a replacement for any of the satellites owned, leased or under construction by the Company or a Restricted Subsidiary on the Issue Date or, in the case of Hughes Communications, Inc. or any of its subsidiaries, the Escrow Release Date, or (y) for continuation or expansion of the satellite service of the Company or a Restricted Subsidiary as a replacement for, or supplement to, a satellite that is retired or relocated (due to a deterioration in operating useful life) within the existing service area or reasonably determined by the Company or a Restricted Subsidiary to no longer meet the requirements for such service or as a supplement to one or more existing satellites to provide additional capacity or (ii) the replacement of a spare satellite that has been launched or that is no longer capable of being launched or suitable for launch.  Replacement Satellite Vendor Indebtedness includes any Refinancing Indebtedness thereof.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Services of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Unsecured Note” means a Definitive Unsecured Note bearing the Private Placement Legend.

“Restricted Global Unsecured Note” means a Global Unsecured Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than Permitted Investments.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” or “Restricted Subsidiaries” means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof, other than Unrestricted Subsidiaries.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, Inc., a division of The McGraw Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Spaceway 4 Facility” means the Coface Covered Export Credit Agreement, dated October 29, 2010 among Hughes Network Systems, LLC, the companies listed in Schedule I as Original Guarantors, BNP Paribas and Société Générale, as Original Lenders, BNP Paribas and Société Générale, as Mandated Lead Arrangers, BNP Paribas, as Facility Agent, Documentation Agent and Security Agent, and Société Générale as Structuring Bank, as such agreement may be amended or modified or reinstated from time to time, and the promissory notes (billets á ordre) issued in connection therewith as such promissory notes may be amended or modified from time to time.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Unsecured Indenture, except as provided in Section 9.03 of this Unsecured Indenture.

“Trailing Cash Flow Amount” means the Consolidated Cash Flow of the Company during the most recent four fiscal quarters of the Company for which financial statements are available; provided that if the Company or any of its Restricted Subsidiaries consummates a merger, acquisition or other business combination or an Asset Sale or other disposition of assets subsequent to the commencement of such period but prior to or contemporaneously with the event for which the calculation of Trailing Cash Flow Amount is made, then Trailing Cash Flow Amount shall be calculated giving pro forma effect to such material acquisition or Asset Sale or other disposition of assets, as if the same had occurred at the beginning of the applicable period.

“Transactions” means the Acquisition, the repayment of certain existing indebtedness of Hughes Communications, Inc. and its subsidiaries in connection with the Acquisition, the offering of the Unsecured Notes and the Secured Notes contemplated by the Offering Memorandum and other transactions contemplated by the Merger Agreement.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Unsecured Indenture and thereafter means the successor serving hereunder.

“TT&C” means telemetry, tracking and control.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) under the Securities Act.

“Unrestricted Definitive Unsecured Note” means one or more Definitive Unsecured Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Unsecured Note” means a permanent Global Unsecured Note substantially in the form of Exhibit A attached hereto that bears the Global Unsecured Note Legend and that has the “Schedule of Exchanges of Interests in the Global Unsecured Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Unsecured Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” or “Unrestricted Subsidiaries” means any Subsidiary of the Company designated as an Unrestricted Subsidiary after the Issue Date in a resolution of the Board of Directors:

(a)                                  no portion of the Indebtedness or any other obligation (contingent or otherwise) of which, immediately after such designation:  (i) is guaranteed by the Company or any other Subsidiary of the Company (other than another Unrestricted Subsidiary); (ii) is recourse to or obligates the Company or any other Subsidiary of the Company (other than another Unrestricted Subsidiary) in any way; or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company (other than another Unrestricted Subsidiary), directly or indirectly, contingently or otherwise, to satisfaction thereof;

(b)                                 with which neither the Company nor any other Subsidiary of the Company (other than another Unrestricted Subsidiary) has any contract, agreement, arrangement, understanding or is subject to an obligation of any kind, written or oral, other than on terms no less favorable to the Company or such other Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

(c)                                  with which neither the Company nor any other Subsidiary of the Company (other than another Unrestricted Subsidiary) has any obligation:  (i) to subscribe for additional shares of Capital Stock or other equity interests therein; or (ii) to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results.

If at any time after the Issue Date the Company designates an additional Subsidiary as an Unrestricted Subsidiary, the Company will be deemed to have made a Restricted Investment in an amount equal to the fair market value (as determined in good faith by the Board of Directors of the Company evidenced by a resolution of the Board of Directors of the Company and set forth in an Officers’ Certificate delivered to the Trustee no later than ten business days following a request from the Trustee, which certificate shall cover the six months preceding the date of the request) of such Subsidiary and to have incurred all Indebtedness of such Unrestricted Subsidiary.  An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if, at the time of such designation after giving pro forma effect thereto, no Default or Event of Default shall have occurred or be continuing.

“Unsecured Escrow Account” means the escrow account containing the gross proceeds of the Offering maintained as a trust account pursuant to the terms of the Escrow Agreement.

“Unsecured Indenture” means this Unsecured Indenture, as amended or supplemented from time to time.

“Unsecured Notes” means the Initial Unsecured Notes, the Exchange Unsecured Notes and any other notes issued after the Issue Date in accordance with the fourth paragraph of Section 2.02 of this Unsecured Indenture treated as a single class of securities.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” means a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary all of the outstanding voting stock (other than directors’ qualifying shares) of which is owned by such Person, directly or indirectly.

SECTION 1.02.                                              Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.11
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Company”	Preamble
“Covenant Defeasance”	8.03
“DTC”	2.01
“Escrow Account”	4.22
“Escrow Proceeds”	4.22
“Event of Default”	6.01
“Excess Proceeds”	4.10
“H.15 Statistical Release”	3.07
“incur”	4.09
“Legal Defeasance”	8.02
“Make-Whole Premium”	3.07
“Offer Amount”	3.08
“Offer Period”	3.08
“Paying Agent”	2.03
“Payment Default”	6.01
“Private Placement Legend”	2.01
“Purchase Date”	3.08

Term	Defined in Section

“Refinancing Indebtedness”	4.09
“Registrar”	2.03
“Remaining Term”	3.07
“Restricted Payments”	4.07
“Special Mandatory Redemption”	3.09
“Special Mandatory Redemption Date”	3.09
“Suspension Covenants”	4.21(a)
“Suspension Event”	4.21(a)
“Suspension Period”	4.21(c)
“Treasury Yield”	3.07
“Trigger Date”	3.09

SECTION 1.03.                                              Incorporation by Reference of Trust Indenture Act.

Whenever this Unsecured Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Unsecured Indenture.

The following TIA terms used in this Unsecured Indenture have the following meanings:

“indenture securities” means the Unsecured Notes;

“indenture security Holder” means a Holder of an Unsecured Note;

“indenture to be qualified” means this Unsecured Indenture;

“indenture trustee” or “institutional trustee” means the Trustee;

“obligor” on the Unsecured Notes means each of the Company and any successor obligor upon the Unsecured Notes.

All other terms used in this Unsecured Indenture that are defined by the TIA, defined by reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.                                              Rules of Construction.

Unless the context otherwise requires:

(1)                                  a term has the meaning assigned to it;

(2)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                  “or” is not exclusive;

(4)           words in the singular include the plural, and in the plural include the singular; and

(5)           provisions apply to successive events and transactions.

ARTICLE 2

THE UNSECURED NOTES

SECTION 2.01.                                              Form and Dating.

The Unsecured Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Unsecured Indenture.  The Unsecured Notes may have notations, legends or endorsements approved as to form by the Company, and required by law, stock exchange rule, agreements to which the Company is subject or usage.  Each Unsecured Note shall be dated the date of its authentication.  The Unsecured Notes shall be issuable only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Unsecured Notes shall initially be issued in the form of one or more Global Unsecured Notes and The Depository Trust Company (“DTC”), its nominees, and their respective successors, shall act as the Depositary with respect thereto.  Each Global Unsecured Note shall (i) be registered in the name of the Depositary for such Global Unsecured Note or the nominee of such Depositary, (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions, and (iii) shall bear a legend (the “Global Unsecured Note Legend”) substantially to the following effect:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS UNSECURED NOTE IS A GLOBAL UNSECURED NOTE WITHIN THE MEANING OF THE UNSECURED INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS UNSECURED NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE UNSECURED INDENTURE, AND NO TRANSFER OF THIS UNSECURED NOTE (OTHER THAN A TRANSFER

OF THIS UNSECURED NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE UNSECURED INDENTURE.

Except as permitted by Section 2.06(g) of this Unsecured Indenture, any Unsecured Note not registered under the Securities Act shall bear the following legend (the “Private Placement Legend”) on the face thereof:

“THIS UNSECURED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS UNSECURED NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  THE HOLDER OF THIS UNSECURED NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH UNSECURED NOTE, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS UNSECURED NOTE (OR ANY PREDECESSOR OF THIS UNSECURED NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE UNSECURED NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND OTHERWISE IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION

SATISFACTORY TO EACH OF THEM.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

The Trustee must refuse to register any transfer of an Unsecured Note bearing the Private Placement Legend that would violate the restrictions described in such legend.

SECTION 2.02.                                              Form of Execution and Authentication.

Two Officers of the Company shall sign the Unsecured Notes for the Company by manual or facsimile signature.  The Company’s seal may be reproduced on the Unsecured Notes.

If an Officer whose signature is on an Unsecured Note no longer holds that office at the time the Unsecured Note is authenticated, the Unsecured Note shall nevertheless be valid.

An Unsecured Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature of the Trustee shall be conclusive evidence that the Unsecured Note has been authenticated under this Unsecured Indenture.

The Trustee shall authenticate (i) Initial Unsecured Notes for original issue on the Issue Date in an aggregate principal amount of $900,000,000, (ii) pursuant to the Exchange Offer, Exchange Unsecured Notes from time to time for issue only in exchange for a like principal amount of Initial Unsecured Notes and (iii) subject to compliance with Section 4.09 of this Unsecured Indenture, one or more series of Unsecured Notes for original issue after the Issue Date (such Unsecured Notes to be substantially in the form of Exhibit A) in an unlimited amount (and if issued with a Private Placement Legend, the same principal amount of Exchange Unsecured Notes in exchange therefor upon consummation of a registered exchange offer) in each case upon written orders of the Company in the form of an Officers’ Certificate, which Officers’ Certificate shall, in the case of any issuance pursuant to clause (iii) above, certify that such issuance is in compliance with Section 4.09 of this Unsecured Indenture.  In addition, each such Officers’ Certificate shall specify the amount of Unsecured Notes to be authenticated, the date on which the Unsecured Notes are to be authenticated, whether the Unsecured Notes are to be Initial Unsecured Notes, Exchange Unsecured Notes or Unsecured Notes issued under clause (iii) of the preceding sentence and the aggregate principal amount of Unsecured Notes outstanding on the date of authentication, and shall further specify the amount of such Unsecured Notes to be issued as a Global Unsecured Note or Definitive Unsecured Notes.  Such Unsecured Notes shall initially be in the form of one or more Global Unsecured Notes, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Unsecured Notes to be issued, (ii) shall be registered in the name of the Depositary for such Global Unsecured Note or Unsecured Notes or its nominee and (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction.  All Unsecured Notes issued under this Unsecured Indenture shall vote and consent together on all matters as one class and no series of Unsecured Notes will have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Unsecured Notes.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Unsecured Notes whenever the Trustee may do so.  Each reference in this Unsecured Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Company or any Affiliate of the Company.

SECTION 2.03.                                              Registrar and Paying Agent.

The Company shall maintain (i) an office or agency where Unsecured Notes may be presented for registration of transfer or for exchange (including any co-registrar, the “Registrar”) and (ii) an office or agency where Unsecured Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Unsecured Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of an Unsecured Note.  The Company shall notify the Trustee and the Trustee shall notify the Holders of the Unsecured Notes of the name and address of any Agent not a party to this Unsecured Indenture.  The Company may act as Paying Agent, Registrar or co-registrar.  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Unsecured Indenture, which shall incorporate the provisions of the TIA.  The agreement shall implement the provisions of this Unsecured Indenture that relate to such Agent.  The Company shall notify the Trustee of the name and address of any such Agent.  If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 of this Unsecured Indenture.

The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Unsecured Notes.

SECTION 2.04.                                              Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Unsecured Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Unsecured Notes, and shall notify the Trustee in writing of any Default by the Company in making any such payment.  While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee.  If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Unsecured Notes all money held by it as Paying Agent.

SECTION 2.05.                                              Lists of Holders of the Unsecured Notes.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Unsecured Notes and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Unsecured Notes, including the aggregate principal amount of the Unsecured Notes held by each thereof, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06.                                              Transfer and Exchange.

(a)           Transfer and Exchange of Global Unsecured Notes.  A Global Unsecured Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Unsecured Notes will be exchanged by the Company for Definitive Unsecured Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Depositary has ceased to be a clearing agency registered under the Exchange Act or (iii) there shall have occurred and be continuing a Default or an Event of Default under this Unsecured Indenture and the Depositary shall have so requested.  In any such case, the Company will notify the Trustee in writing that, upon surrender by the Direct Participants and Indirect Participants of their interest in such Global Unsecured Note, Certificated Unsecured Notes will be issued to each Person that such Direct Participants and Indirect Participants and DTC identify as being the beneficial owner of the related Unsecured Notes.  Global Unsecured Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 of this Unsecured Indenture.  Every Unsecured Note authenticated and delivered in exchange for, or in lieu of, a Global Unsecured Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 of this Unsecured Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Unsecured Note.  A Global Unsecured Note may not be exchanged for another Unsecured Note other than as provided in this Section 2.06.  However, beneficial interests in a Global Unsecured Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) of this Unsecured Indenture.

(b)           Transfer and Exchange of Beneficial Interests in the Global Unsecured Notes.  The transfer and exchange of beneficial interests in the Global Unsecured Notes shall be effected through the Depositary, in accordance with the provisions of this Unsecured Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Unsecured Notes shall be subject to restrictions on transfer comparable to those set forth in this Unsecured Indenture to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Unsecured Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Unsecured Note.  Beneficial interests in any Restricted Global Unsecured Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Unsecured Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, no transfer of beneficial interests in the Regulation S Global Unsecured Note may be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an

Initial Purchaser) unless permitted by applicable law and made in compliance with subparagraphs (ii) and (iii) below.  Beneficial interests in any Unrestricted Global Unsecured Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Unsecured Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i) unless specifically stated above.

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Unsecured Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Unsecured Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or, (B) (1) if Definitive Unsecured Notes are at such time permitted to be issued pursuant to this Unsecured Indenture, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Unsecured Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Unsecured Note shall be registered to effect the transfer or exchange referred to in (1) above.  Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) of this Unsecured Indenture, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Unsecured Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Unsecured Notes contained in this Unsecured Indenture and the Unsecured Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Unsecured Note(s) pursuant to Section 2.06(h) of this Unsecured Indenture.

(iii)          Transfer of Beneficial Interests to Another Restricted Global Unsecured Note.  A beneficial interest in any Restricted Global Unsecured Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Unsecured Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in the 144A Global Unsecured Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof; and

(B)           if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Unsecured Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof.

(iv)          Transfer and Exchange of Beneficial Interests in a Restricted Global Unsecured Note for Beneficial Interests in an Unrestricted Global Unsecured Note.  A beneficial interest in any Restricted Global Unsecured Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Unsecured Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Unsecured Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Unsecured Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B)           such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(y)           if the Holder of such beneficial interest in a Restricted Global Unsecured Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Unsecured Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof, or

(z)            if the Holder of such beneficial interest in a Restricted Global Unsecured Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Unsecured Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Unsecured Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Unsecured Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 of this Unsecured Indenture, the Trustee shall authenticate, one or more Unrestricted Global Unsecured Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Unsecured Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Unsecured Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Unsecured Notes.

(i)            Beneficial Interests in Restricted Global Unsecured Notes to Restricted Definitive Unsecured Notes.  If any Holder of a beneficial interest in a Restricted Global Unsecured Note proposes to exchange such beneficial interest for a Restricted Definitive Unsecured Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Unsecured Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such beneficial interest in a Restricted Global Unsecured Note proposes to exchange such beneficial interest for a Restricted Definitive Unsecured Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

(D)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

(E)           if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

(F)           if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Unsecured Note to be reduced accordingly pursuant to Section 2.06(h) of this Unsecured Indenture, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Unsecured Note in the appropriate principal amount.  Any Restricted Definitive Unsecured Note issued in exchange for a beneficial interest in a Restricted Global Unsecured Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Restricted Definitive Unsecured Notes to the Persons in whose names such Unsecured Notes are so registered.  Any Restricted Definitive Unsecured Note issued in exchange for a beneficial interest in a Restricted Global Unsecured Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)           Beneficial Interests in Restricted Global Unsecured Notes to Unrestricted Definitive Unsecured Notes.  A Holder of a beneficial interest in a Restricted Global Unsecured Note may exchange such beneficial interest for an Unrestricted Definitive Unsecured Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Unsecured Note only if:

(A)          such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Unsecured Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B)           such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(y)           if the Holder of such beneficial interest in a Restricted Global Unsecured Note proposes to exchange such beneficial interest for a Definitive Unsecured Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or

(z)            if the Holder of such beneficial interest in a Restricted Global Unsecured Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Unsecured Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Unsecured Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Unsecured Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 of this Unsecured Indenture, the Trustee shall authenticate one or more Unrestricted Global Unsecured Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

(iii)          Beneficial Interests in Unrestricted Global Unsecured Notes to Unrestricted Definitive Unsecured Notes.  If any Holder of a beneficial interest in an Unrestricted Global Unsecured Note proposes to exchange such beneficial interest for a Definitive Unsecured Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Unsecured Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) of this Unsecured Indenture, the Trustee shall cause the aggregate principal amount of the applicable Global Unsecured Note to be reduced accordingly pursuant to Section 2.06(h) of this Unsecured Indenture, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Unsecured Note in the appropriate principal amount.  Any Definitive Unsecured Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Unsecured Notes to the Persons in whose names such Unsecured Notes are so registered.  Any Definitive Unsecured Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Unsecured Notes for Beneficial Interests.

(i)            Restricted Definitive Unsecured Notes to Beneficial Interests in Restricted Global Unsecured Notes.  If any Holder of a Restricted Definitive Unsecured Note proposes to exchange such Unsecured Note for a beneficial interest in a Restricted Global Unsecured Note or to transfer such Restricted Definitive Unsecured Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Unsecured Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Unsecured Note proposes to exchange such Unsecured Note for a beneficial interest in a Restricted Global Unsecured Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

(B)                                if such Restricted Definitive Unsecured Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof; or

(C)                                if such Restricted Definitive Unsecured Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Unsecured Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Unsecured Note, in the case of clause (B) above, the 144A Global Unsecured Note, and in the case of clause (C) above, the Regulation S Global Unsecured Note.

(ii)                                  Restricted Definitive Unsecured Notes to Beneficial Interests in Unrestricted Global Unsecured Notes.  A Holder of a Restricted Definitive Unsecured Note may exchange such Unsecured Note for a beneficial interest in an Unrestricted Global Unsecured Note or transfer such Restricted Definitive Unsecured Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Unsecured Note only if:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Unsecured Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B)                                such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                                such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(y)                                 if the Holder of such Definitive Unsecured Notes proposes to exchange such Unsecured Notes for a beneficial interest in the Unrestricted Global Unsecured Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or

(z)                                   if the Holder of such Definitive Unsecured Notes proposes to transfer such Unsecured Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Unsecured Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Unsecured Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Unsecured Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Unsecured Note.

(iii)                               Unrestricted Definitive Unsecured Notes to Beneficial Interests in Unrestricted Global Unsecured Notes.  A Holder of an Unrestricted Definitive Unsecured Note may exchange such Unsecured Note for a beneficial interest in an Unrestricted Global Unsecured Note or transfer such Unrestricted Definitive Unsecured Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Unsecured Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Unsecured Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Unsecured Notes.

If any such exchange or transfer from an Unrestricted Definitive Unsecured Note or a Restricted Definitive Unsecured Note, as the case may be, to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Unsecured Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 of this Unsecured Indenture, the Trustee shall authenticate one or more Unrestricted Global Unsecured Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Unsecured Notes or Restricted Definitive Unsecured Notes, as the case may be, so transferred.

(e)                                  Transfer and Exchange of Definitive Unsecured Notes for Definitive Unsecured Notes.  Upon request by a Holder of Definitive Unsecured Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Unsecured Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Unsecured Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)                                     Restricted Definitive Unsecured Notes to Restricted Definitive Unsecured Notes.  Any Restricted Definitive Unsecured Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Unsecured Note if the Registrar receives the following:

(A)                              if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(B)                                if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

(C)                                if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including, if the Registrar so requests, a certification or Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

(ii)                                  Restricted Definitive Unsecured Notes to Unrestricted Definitive Unsecured Notes.  Any Restricted Definitive Unsecured Note may be exchanged by the Holder thereof for an Unrestricted Definitive Unsecured Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Unsecured Note if:

(A)                              such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Unsecured Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B)                                any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                                any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(y)                                 if the Holder of such Restricted Definitive Unsecured Notes proposes to exchange such Unsecured Notes for an Unrestricted Definitive Unsecured Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or

(z)                                   if the Holder of such Restricted Definitive Unsecured Notes proposes to transfer such Unsecured Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Unsecured Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Unsecured Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)                               Unrestricted Definitive Unsecured Notes to Unrestricted Definitive Unsecured Notes.  A Holder of Unrestricted Definitive Unsecured Notes may transfer such Unsecured Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Unsecured Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Unsecured Notes pursuant to the instructions from the Holder thereof.

(f)                                    Exchange Offer.  Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 of this Unsecured Indenture, the Trustee shall authenticate (i) one or more Unrestricted Global Unsecured Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Unsecured Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Unsecured Notes and (z) they are not “affiliates” (as defined in Rule 144) of the Company, and accepted for exchange in an Exchange Offer and (ii) Definitive Unsecured Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Unsecured Notes accepted for exchange in an Exchange Offer.  Concurrently with the issuance of such Unsecured Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Unsecured Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Unsecured Notes so accepted Unrestricted Definitive Unsecured Notes in the appropriate principal amount.

(g)                                 Legends.  The following legends shall appear on the face of all Global Unsecured Notes and Definitive Unsecured Notes issued under this Unsecured Indenture unless specifically stated otherwise in the applicable provisions of this Unsecured Indenture.

(i)                                     Private Placement Legend.

(A)                              Except as permitted by subparagraph (B) below, each Global Unsecured Note (other than an Unrestricted Global Unsecured Note) and each Definitive Unsecured Note (and all Unsecured Notes issued in exchange therefor or substitution thereof) shall bear the Private Placement Legend.

(B)                                Notwithstanding the foregoing, any Global Unsecured Note or Definitive Unsecured Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Unsecured Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)                                  Global Unsecured Note Legend.  Each Global Unsecured Note shall bear the Global Unsecured Note Legend.

(h)                                 Cancellation and/or Adjustment of Global Unsecured Notes.  At such time as all beneficial interests in a particular Global Unsecured Note have been exchanged for Definitive Unsecured Notes or a particular Global Unsecured Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Unsecured Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Unsecured Indenture.

At any time prior to such cancellation, if any beneficial interest in a Global Unsecured Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Unsecured Note or for Definitive Unsecured Notes, the principal amount of Unsecured Notes represented by such Global Unsecured Note shall be reduced accordingly and an endorsement shall be made on such Global Unsecured Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Unsecured Note, the principal amount of Unsecured Notes on such other Global Unsecured Note shall be increased accordingly and an endorsement shall be made on such Global Unsecured Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(i)                                     To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Unsecured Notes and Definitive Unsecured Notes upon the Company’s written order or at the Registrar’s written request.

(ii)                                  No service charge shall be made to a Holder of a beneficial interest in a Global Unsecured Note or to a Holder of a Definitive Unsecured Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.08, 3.09 and 9.05 of this Unsecured Indenture).

(iii)                               The Registrar shall not be required to register the transfer of or exchange any Unsecured Note selected for redemption in whole or in part, except the unredeemed portion of any Unsecured Note being redeemed in part.

(iv)                              All Global Unsecured Notes and Definitive Unsecured Notes issued upon any registration of transfer or exchange of Global Unsecured Notes or Definitive Unsecured Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits of this Unsecured Indenture, as the Global Unsecured Notes or Definitive Unsecured Notes surrendered upon such registration of transfer or exchange.

(v)                                 The Company shall not be required (A) to issue, to register the transfer of or to exchange any Unsecured Notes during a period beginning at the opening of business on a Business Day 15 days before the day of the mailing of a notice of redemption of Unsecured Notes for redemption under Section 3.02 of this Unsecured Indenture and ending at the close of business on the day of such mailing or (B) to register the transfer of or to exchange any Unsecured Note so selected for redemption in whole or in part, except the unredeemed portion of any Unsecured Note being redeemed in part.

(vi)                              Prior to due presentment for the registration of a transfer of any Unsecured Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Unsecured Note is registered as the absolute owner of such Unsecured Note for the purpose of receiving payment of principal of and interest on such Unsecured Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)                           The Trustee shall authenticate Global Unsecured Notes and Definitive Unsecured Notes in accordance with the provisions of Section 2.02 of this Unsecured Indenture.

(viii)                        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix)                                The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Unsecured Indenture or under applicable law with respect to any transfer of any interest in any Unsecured Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Unsecured Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Unsecured Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(x)                                   Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

SECTION 2.07.                                              Replacement Unsecured Notes.

If any mutilated Unsecured Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Unsecured Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Unsecured Note if the Trustee’s requirements for replacements of Unsecured Notes are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if an Unsecured Note is replaced.  Each of the Company and the Trustee may charge for its expenses in replacing an Unsecured Note.

Every replacement Unsecured Note is an obligation of the Company.

SECTION 2.08.                                              Outstanding Unsecured Notes.

The Unsecured Notes outstanding at any time are all the Unsecured Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.

If an Unsecured Note is replaced pursuant to Section 2.07 of this Unsecured Indenture, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Unsecured Note is held by a protected purchaser.

If the principal amount of any Unsecured Note is considered paid under Section 4.01 of this Unsecured Indenture, it shall cease to be outstanding and interest on it shall cease to accrue.

Subject to Section 2.09 of this Unsecured Indenture, an Unsecured Note does not cease to be outstanding because the Company, a Subsidiary of the Company or an Affiliate of the Company holds the Unsecured Note.

SECTION 2.09.                                              Treasury Unsecured Notes.

In determining whether the Holders of the required principal amount of Unsecured Notes have concurred in any direction, waiver or consent, Unsecured Notes owned by the Company, any Subsidiary of the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Unsecured Notes which a Responsible Officer knows to be so owned shall be so considered.  Notwithstanding the foregoing, Unsecured Notes that are to be acquired by the Company, any Subsidiary of the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, a Subsidiary of the Company or an Affiliate of the Company until legal title to such Unsecured Notes passes to the Company, such Subsidiary or such Affiliate, as the case may be.

SECTION 2.10.                                              Temporary Unsecured Notes.

Until definitive Unsecured Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Unsecured Notes.  Temporary Unsecured Notes shall be substantially in the form of definitive Unsecured Notes but may have variations that the Company and the Trustee consider appropriate for temporary Unsecured Notes.  Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive Unsecured Notes in exchange for temporary Unsecured Notes.  Until such exchange, temporary Unsecured Notes shall be entitled to the same rights, benefits and privileges as definitive Unsecured Notes.

SECTION 2.11.                                              Cancellation.

The Company at any time may deliver Unsecured Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Unsecured Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Unsecured Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Unsecured Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act), unless the Company directs in writing canceled Unsecured Notes to be returned to it.  The Company may not issue new Unsecured Notes to replace Unsecured Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation.  All canceled Unsecured Notes held by the Trustee shall be disposed of and certification of their disposition delivered to the Company, unless by a written order, signed by two Officers of the Company, the Company shall direct that canceled Unsecured Notes be returned to it.

SECTION 2.12.                                              Defaulted Interest.

If the Company defaults in a payment of interest on the Unsecured Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Unsecured Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Unsecured Notes.  The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date.  At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders of the Unsecured Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.                                              Record Date.

The record date for purposes of determining the identity of Holders of the Unsecured Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Unsecured Indenture shall be determined as provided for in TIA Section 316(c).

SECTION 2.14.                                              CUSIP Number.

The Company in issuing the Unsecured Notes may use a “CUSIP” number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Unsecured Notes and that reliance may be placed only on the other identification numbers printed on the Unsecured Notes.  The Company will promptly notify the Trustee in writing of any change in the CUSIP number.

ARTICLE 3

REDEMPTION

SECTION 3.01.                                              Notices to Trustee.

If the Company elects to redeem Unsecured Notes pursuant to the optional redemption provisions of Section 3.07 of this Unsecured Indenture, it shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the redemption date, (ii) the principal amount of Unsecured Notes to be redeemed and (iii) the redemption price.  If the Company is required to make the redemption pursuant to Section 3.08 of this Unsecured Indenture, it shall furnish the Trustee, at least one but not more than 10 Business Days before a redemption date, an Officers’ Certificate setting forth (i) the redemption date and (ii) the redemption price.

SECTION 3.02.                                              Selection of Unsecured Notes to Be Redeemed.

If less than all of the Unsecured Notes are to be redeemed at any time, the selection of Unsecured Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Unsecured Notes are listed, or, if the Unsecured Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate in accordance with DTC procedures, provided that no Unsecured Notes with a principal amount of $2,000 or less shall be redeemed in part.  In the event of partial redemption by lot, the particular Unsecured Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Unsecured Notes not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Unsecured Notes selected for redemption and, in the case of any Unsecured Note selected for partial redemption, the principal amount thereof to be redeemed.  Unsecured Notes and portions of them selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Unsecured Notes of a Holder are to be redeemed, the entire outstanding amount of Unsecured Notes held by such Holder, even if not equal to $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Unsecured Indenture that apply to Unsecured Notes called for redemption also apply to portions of Unsecured Notes called for redemption.

SECTION 3.03.                                              Notice of Redemption.

Subject to the provisions of Section 3.08 and Section 3.09 of this Unsecured Indenture, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Unsecured Notes are to be redeemed at its registered address.

The notice shall identify the Unsecured Notes to be redeemed (including CUSIP numbers) and shall state:

(i)                                     the redemption date;

(ii)                                  the redemption price;

(iii)                               if any Unsecured Note is being redeemed in part only, the portion of the principal amount of such Unsecured Note to be redeemed and that, after the redemption date upon surrender of such Unsecured Note, a new Unsecured Note or Unsecured Notes in principal amount equal to the unredeemed portion shall be issued in the name of the Holder thereof upon cancellation of the original Unsecured Note;

(iv)                              the name and address of the Paying Agent;

(v)                                 that Unsecured Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi)                              that, unless the Company defaults in making such redemption payment, interest on Unsecured Notes called for redemption ceases to accrue on and after the redemption date;

(vii)                           the paragraph of the Unsecured Notes and/or Section of this Unsecured Indenture pursuant to which the Unsecured Notes called for redemption are being redeemed; and

(viii)                        that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Unsecured Notes.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided that the Company shall have delivered to the Trustee, at least 35 days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.                                              Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 of this Unsecured Indenture, Unsecured Notes called for redemption become due and payable on the redemption date at the redemption price.

SECTION 3.05.                                              Deposit of Redemption Price.

On or prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Unsecured Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Unsecured Notes to be redeemed.

On and after the redemption date, if the Company does not default in the payment of the redemption price, interest shall cease to accrue on the Unsecured Notes or the portions of Unsecured Notes called for redemption.  If an Unsecured Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Unsecured Note was registered at the close of business on such record date.  If any Unsecured Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Unsecured Notes.

SECTION 3.06.                                              Unsecured Notes Redeemed in Part.

Upon surrender and cancellation of an Unsecured Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder of the Unsecured Notes at the expense of the Company a new Unsecured Note equal in principal amount to the unredeemed portion of the Unsecured Note surrendered.

SECTION 3.07.                                              Optional Redemption.

Except as provided below, the Unsecured Notes are not redeemable at the option of the Company prior to June 15, 2021.

The Unsecured Notes will be subject to redemption at the option of the Company, at any time in whole, or from time to time in part, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of such Unsecured Notes plus accrued and unpaid interest, if any, to the applicable redemption date plus the “Make-Whole Premium.”  The “Make-Whole Premium,” with respect to any Unsecured Note or any portion of any Unsecured Note to be redeemed shall be equal to the greater of:

(a)                                  1% of the principal amount of such Unsecured Note or such portion of an Unsecured Note being redeemed and

(b)                                 the excess, if any, of

(i)                                     the sum of the present values, calculated as of the redemption date, of:

(A)                              each interest payment that, but for the redemption, would have been payable on the Unsecured Note, or portion of an Unsecured Note, being redeemed on each interest payment date occurring after the redemption date, excluding any accrued interest for the period prior to the redemption date, plus

(B)                                the principal amount that, but for the redemption, would have been payable on the maturity date of the Unsecured Note, or portion of an Unsecured Note, being redeemed; over

(ii)                                  the principal amount of the Unsecured Note, or portion of an Unsecured Note, being redeemed.

The present values of interest and principal payments referred to in clause (b)(i) above will be determined in accordance with generally accepted principles of financial analysis.  The present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the redemption date at a discount rate equal to the Treasury Yield, as defined below, plus 50 basis points.

The Company shall appoint an independent investment banking institution of national standing to calculate the Make-Whole Premium; provided that if the Company fails to appoint such an institution at least 45 days prior to the date set for redemption or if the institution that the Company appoints is unwilling or unable to make such calculation, such calculation shall be made by Deutsche Bank Securities Inc. or, if such firm fails to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (it being understood that the Trustee’s agreement to appoint such an institution is a matter of courtesy and accommodation only and the Trustee shall not be liable to any person as a result).

For purposes of determining the Make-Whole Premium, “Treasury Yield” shall refer to an annual rate of interest equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Unsecured Notes being redeemed, calculated to the nearest 1/12th of a year (the “Remaining Term”).  The Treasury Yield shall be determined as of the third Business Day immediately preceding the applicable redemption date.

The weekly average yields of United States Treasury Notes shall be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated “H.15(519) Selected Interest Rates” or any successor release (the “H.15 Statistical Release”).  If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield shall be equal to such weekly average yield.  In all other cases, the Treasury Yield shall be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term, in each case as set forth in the H.15 Statistical Release.  Any weekly average yields as calculated by interpolation shall be rounded to the nearest 0.01%, with any figure of 0.005% or more being rounded upward.  If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield shall be calculated by interpolation of comparable rates selected by the independent investment banking institution.

Notwithstanding the foregoing, (i) Holders of record on the relevant record date shall have the right to receive interest due on any interest payment date that is on or prior to the redemption date and (ii) the redemption price shall never be less than 100% of the principal amount of the Unsecured Notes being redeemed plus accrued interest to the redemption date.

Notwithstanding the foregoing, at any time prior to June 15, 2014, the Company may redeem up to 35% of the aggregate principal amount of the Unsecured Notes outstanding at a redemption price equal to 107.625% of the principal amount thereof, together with accrued and unpaid interest to such redemption date, with the net cash proceeds of any capital contributions or one or more public or private sales (including sales to Parent, regardless of whether Parent obtained such funds from an offering of Equity Interests or Indebtedness of Parent or otherwise and provided that such funds are contributed by us) of Equity Interests (other than Disqualified Stock) of the Company (other than proceeds from a sale to any Subsidiary of the Company or any employee benefit plan in which the Company or any of its Subsidiaries participates); provided that:  (a) at least 65% in aggregate of the originally issued principal amount of the Unsecured Notes remains outstanding immediately after the occurrence of such redemption; and (b) the sale of such Equity Interests is made in compliance with the terms of this Unsecured Indenture.

SECTION 3.08.                                              Asset Sale Offers to Purchase.

(a)                                  In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

(b)                                 Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five (5) Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall apply all Excess Proceeds, as the case may be, (the “Offer Amount”) to the purchase of Unsecured Notes (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Unsecured Notes tendered in response to the Asset Sale Offer.  Payment for any Unsecured Notes so purchased shall be made in the same manner as interest payments are made.

(c)                                  If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, up to but excluding the Purchase Date, shall be paid to the Person in whose name an Unsecured Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Unsecured Notes pursuant to the Asset Sale Offer.

(d)                                 Upon the commencement of an Asset Sale Offer, the Company shall send, by first-class mail, postage prepaid, a notice to each of the Holders, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Unsecured Notes pursuant to the Asset Sale Offer.  The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(i)                                     that the Asset Sale Offer is being made pursuant to this Section 3.08 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

(ii)                                  the Offer Amount, the purchase price and the Purchase Date;

(iii)                               that any Unsecured Note not tendered or accepted for payment shall continue to accrue interest;

(iv)                              that, unless the Company defaults in making such payment, any Unsecured Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Purchase Date;

(v)                                 that any Holder electing to have less than all of the aggregate principal amount of its Unsecured Notes purchased pursuant to an Asset Sale Offer may elect to have Unsecured Notes purchased in denominations of $2,000 or whole multiples of $1,000 in excess thereof;

(vi)                              that Holders electing to have an Unsecured Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Unsecured Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Unsecured Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the

Company, or a Paying Agent at the address specified in the notice at least two (2) Business Days before the Purchase Date;

(vii)                           that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Unsecured Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Unsecured Note purchased;

(viii)                        that, if the aggregate principal amount of Unsecured Notes surrendered pursuant to such Asset Sale Offer by the Holders thereof exceeds the Offer Amount, the Trustee shall select the Unsecured Notes to be purchased on a pro rata basis based on the accreted value or principal amount of the Unsecured Notes (with such adjustments as may be deemed appropriate by the Trustee so that only Unsecured Notes in denominations of $2,000 or whole multiples of $1,000 in excess thereof are purchased);

(ix)                                that Holders whose Unsecured Notes were purchased only in part shall be issued new Unsecured Notes equal in principal amount to the unpurchased portion of the Unsecured Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased; and

(x)                                   any other procedures the Holders must follow in order to tender their Unsecured Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Unsecured Notes (or portions thereof) for payment.

(e)                                  On or before the Purchase Date, the Company shall, to the extent lawful, (1) accept for payment, on a pro rata basis as described in clause (d)(viii) of this Section 3.08, the Offer Amount of Unsecured Notes or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Unsecured Notes tendered and (2) deliver or cause to be delivered to the Trustee the Unsecured Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Unsecured Notes or portions thereof so tendered.

(f)                                    The Company, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Unsecured Notes properly tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Unsecured Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Unsecured Note to such Holder (it being understood that, notwithstanding anything in this Unsecured Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate of the Company is required for the Trustee to authenticate and mail or deliver such new Unsecured Note) in a principal amount equal to any unpurchased portion of the Unsecured Note surrendered representing the same indebtedness to the extent not repurchased.  Any Unsecured Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

(g)                                 Prior to 11:00 a.m. (New York City time) on the purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the purchase price of and accrued and unpaid interest on all Unsecured Notes to be purchased on that purchase date.  The Trustee or the Paying Agent shall promptly, and in any event within two Business Days, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the purchase price of, and accrued and unpaid interest on, all Unsecured Notes to be redeemed.

(h)                                 Other than as specifically provided in this Section 3.08 or Section 4.10 hereof, any purchase pursuant to this Section 3.08 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06 hereof, and references therein to “redeem,” “redemption” and similar words shall be deemed to refer to “purchase,” “repurchase” and similar words, as applicable.  To the extent that the provisions of any securities laws or regulations conflict with Section 4.10, this Section 3.08 or other provisions of this Unsecured Indenture, the Company shall comply with applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.10, this Section 3.08 or such other provision by virtue of such compliance.

SECTION 3.09.                                              Special Mandatory Redemption.

(a)                                  The Unsecured Notes will be subject to a mandatory redemption (a “Special Mandatory Redemption”) in the event that either (i) the Conditions for Acquisition Release have not occurred on or prior to the Escrow End Date or (ii) prior to the Escrow End Date, the Company has determined, in its reasonable discretion, that the Conditions for Acquisition Release cannot be satisfied by such date (any such date, a “Trigger Date”).  The Company will cause the notice of Special Mandatory Redemption to be mailed to the Escrow Agent, the Trustee and the Holders of the Unsecured Notes no later than the next Business Day following the Trigger Date and will redeem the Unsecured Notes no later than two Business Days following the Trigger Date (the “Special Mandatory Redemption Date”).  The redemption price for any Special Mandatory Redemption will be 100% of the issue price of the Unsecured Notes as set forth on the cover of the Offering Memorandum, together with accrued and unpaid interest on the Unsecured Notes from the Issue Date up to but not including the Special Mandatory Redemption Date.

(b)                                 If the Escrow Agent receives a notice of a Special Mandatory Redemption pursuant to the Escrow Agreement, the Escrow Agent will liquidate all Escrow Proceeds then held by it not later than the last Business Day prior to the Special Mandatory Redemption Date.  Concurrently with release of the amounts necessary to fund the Special Mandatory Redemption to the Paying Agent, the Escrow Agent will release any excess of Escrow Proceeds over the mandatory redemption price to the Company, and the Company will be permitted to use such excess Escrow Proceeds at its discretion.

ARTICLE 4

COVENANTS

SECTION 4.01.                                              Payment of Unsecured Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Unsecured Notes on the dates and in the manner provided in the Unsecured Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by or on behalf of the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Unsecured Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.                                              Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Unsecured Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Unsecured Notes and this Unsecured Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Services of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Unsecured Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Services of the Trustee as one such office or agency of the Company in accordance with Section 2.03 of this Unsecured Indenture.

SECTION 4.03.                                              Reports.

(a)                                  Whether or not required by the SEC, so long as any Unsecured Notes are outstanding, the Company will furnish to the holders of Unsecured Notes, or file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within the time periods that would be applicable to the Company if it were subject to Section 13(a) or 15(d) of the Exchange Act as a non-accelerated filer:

(1)                                  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file these Forms (taking into account, if applicable, the Company’s status as a subsidiary of an SEC-reporting company), including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants (it being understood that no report on the Company’s internal control over financial reporting will be required); and

(2)                                  all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file these reports (taking into account, if applicable, the Company’s status as a subsidiary of an SEC-reporting company).

(b)                                 In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in Section 4.03(a)(1) and (2) with the SEC for public availability within the time periods specified in the SEC’s rules and regulations for a non-accelerated filer required to file reports under Section 13(a) or 15(d) of the Exchange Act (unless the SEC will not accept the filing) and make the information available to prospective investors upon request.  The Company will not take any action (including, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, terminating its registration under Section 15(d) of the Exchange Act) for the purpose of causing the SEC not to accept such filings.  For so long as any Unsecured Notes remain outstanding, the Company will furnish to the holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)                                  Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer contemplated by the Registration Rights Agreement or the effectiveness of the shelf registration statement required by the Registration Rights Agreement by (1) the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X under the Securities Act or (2) by posting publicly on its website, within the time periods after the Company would have been required to file annual and interim reports with the SEC as a non-accelerated filer, the financial information (including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in this Offering Memorandum; provided that the Company shall have (i) up to 75 days following the end of the first fiscal quarter after the Escrow Release Date to provide such information, which shall only include balance sheets, income statements and cash flow statements as required under the applicable rules of Regulation S-X (it being understood that no footnotes to such financial statements will be required) and (ii) up to 60 days following the end of the second fiscal quarter after the Escrow Release Date to provide such information; provided, further, that such information will not be required to contain the information contemplated by Rule 3-10 or Rule 3-16 of Regulation S-X of the Securities Act.

SECTION 4.04.                                              Compliance Certificate.

(a)                                  The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Unsecured Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each entity has kept, observed, performed and fulfilled each and every covenant contained in this Unsecured Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Unsecured Indenture including, without limitation, a default in the performance or breach of Section 4.07, Section 4.09, Section 4.10 or Section 4.15 of this Unsecured Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Unsecured Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

(b)                                 The Company shall, so long as any of the Unsecured Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default, or (ii) any default under any Indebtedness referred to in Section 6.01(f) or (g) of this Unsecured Indenture, an Officers’ Certificate specifying such Default, Event of Default or default and what action the Company or any of its Affiliates is taking or proposes to take with respect thereto.

SECTION 4.05.                                              Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Unsecured Notes.

SECTION 4.06.                                              Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Unsecured Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.                                              Limitation on Restricted Payments.

Neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly:

(a)                                  declare or pay any dividend or make any distribution on account of any Equity Interests of the Company other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company;

(b)                                 purchase, redeem or otherwise acquire or retire for value any Equity Interests of Parent, the Company or any of their respective Subsidiaries or Affiliates, other than any such Equity Interests owned by the Company or by any Wholly Owned Restricted Subsidiary;

(c)                                  purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated in right of payment to the Unsecured Notes or the Guarantees, except:

(i)                                     in accordance with the scheduled mandatory redemption, sinking fund or repayment provisions set forth in the original documentation governing such Indebtedness, and

(ii)                                  the purchase, repurchase or other acquisition of subordinated Indebtedness with a stated maturity earlier than the maturity of the Unsecured Notes or the Guarantees purchased in anticipation of satisfying a payment of principal at the stated maturity thereof, within one year of such stated maturity;

(d)                                 declare or pay any dividend or make any distribution on account of any Equity Interests of any Restricted Subsidiary, other than:

(i)                                     to the Company or any Wholly Owned Restricted Subsidiary; or

(ii)                                  to all holders of any class or series of Equity Interests of such Restricted Subsidiary on a pro rata basis; provided that in the case of this clause (ii), such dividends or distributions may not be in the form of Indebtedness or Disqualified Stock; or

(e)                                  make any Restricted Investment;

(all such prohibited payments and other actions set forth in clauses (a) through (e) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(i)                                     no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii)                                  after giving effect to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted

Payment, the Indebtedness to Cash Flow Ratio of the Company would not have exceeded 5.5 to 1.0; and

(iii)                               such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company after the Issue Date, is less than the sum of:

(A)                              the difference of

(x)                                   cumulative Consolidated Cash Flow of the Company determined at the time of such Restricted Payment (or, in case such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit); minus

(y)                                 1.4 times the Consolidated Interest Expense of the Company,

each as determined for the period (taken as one accounting period) from the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; plus

(B)                                an amount equal to 100% of the aggregate net cash proceeds (other than the net cash proceeds received from EchoStar Corporation or any of its Subsidiaries that are used to consummate the Transactions) and, in the case of proceeds consisting of assets used in or constituting a business permitted under Section 4.16 of this Unsecured Indenture, 100% of the fair market value of the aggregate net proceeds other than cash received by the Company either from capital contributions from Parent, or from the issue or sale (including an issue or sale to Parent which is contributed to us) of Equity Interests (other than Disqualified Stock) of the Company (other than Equity Interests sold to any Subsidiary of the Company), since the Issue Date; plus

(C)                                if any Unrestricted Subsidiary is designated by the Company as a Restricted Subsidiary, an amount equal to the fair market value of the net Investment by the Company or a Restricted Subsidiary in such Subsidiary at the time of such designation; provided, however, that the foregoing sum shall not exceed the amount of the Investments made by the Company or any Restricted Subsidiary in any such Unrestricted Subsidiary since the Issue Date; plus

(D)                               100% of any cash dividends and other cash distributions received by the Company and its Wholly Owned Restricted Subsidiaries from an Unrestricted Subsidiary since the Issue Date to the extent not included in the cumulative Consolidated Cash Flow of the Company; plus

(E)                                 to the extent not included in clauses (A) through (D) above, an amount equal to the net reduction in Investments of the Company and its Restricted Subsidiaries since the Issue Date resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances, or other transfers of property, in each case, to the Company or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance or other disposition of any such Investment; provided, however, that the foregoing sum shall not exceed, with respect to any Person in whom such Investment was made, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person which were included in computations made pursuant to this clause (iii).

The foregoing provisions will not prohibit the following (provided that with respect to clauses (2), (3), (4), (5), (6), (7), (8), (14), and (20) below, no Default or Event of Default shall have occurred and be continuing):

(1)                                  the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Unsecured Indenture;

(2)                                  the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or subordinated Indebtedness of the Company or any Guarantor in exchange for, or out of the net proceeds of the substantially concurrent capital contribution from Parent or from the substantially concurrent issue or sale (including to Parent) of Equity Interests (other than Disqualified Stock) of the Company (other than Equity Interests issued or sold to any Subsidiary of the Company);

(3)                                  Investments in an aggregate amount not to exceed the greater of $75.0 million and 3.75% of Consolidated Net Tangible Assets plus, to the extent not included in Consolidated Cash Flow, an amount equal to the net reduction in such Investments resulting from payments in cash of interest on Indebtedness, dividends or repayment of loans or advances, or other transfers of property, in each case, to the Company or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance or other disposition of any such Investment; provided, however, that the foregoing sum shall not exceed, with respect to any Person in whom such Investment was made, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person pursuant to this clause (3);

(4)                                  cash dividends or distributions to the extent required for the purchase, redemption, repurchase or other acquisition or retirement for value of employee stock options to purchase Capital Stock of Parent or Company, or Capital Stock of Parent or Company issued pursuant to any management equity plan, stock option plan or other management or employee benefit plan or agreement, in an aggregate amount not to exceed $15.0 million in any calendar year;

(5)                                  a Permitted Refinancing;

(6)                                  Investments in an amount equal to 100% of the aggregate net proceeds (whether or not in cash) received by the Company or any Wholly Owned Restricted Subsidiary from capital contributions from Parent (other than the net cash proceeds received by EchoStar Corporation or any of its subsidiaries that are used to consummate the Transactions or from the issue and sale (including a sale to Parent) of Equity Interests (other than Disqualified Stock) of the Company (other than Equity Interests issued or sold to a Subsidiary of Parent), on or after the Escrow Release Date; plus, to the extent not included in Consolidated Cash Flow, an amount equal to the net reduction in such Investments resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances, or other transfers of property, in each case, to the Company or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance, or other disposition of any such Investment; provided, however, that the foregoing amount shall not exceed, with respect to any Person in whom such Investment was made, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person pursuant to this clause (6) in each case, provided that such Investments are in businesses of the type described under Section 4.16 of this Unsecured Indenture;

(7)                                  Investments in businesses strategically related to businesses described in Section 4.16 of this Unsecured Indenture in an aggregate amount not to exceed $250.0 million outstanding at any time;

(8)                                  Investments made as a result of the receipt of non-cash proceeds from Asset Sales made in compliance with Section 4.10 of this Unsecured Indenture or any disposition not constituting an Asset Sale and Investments entered into in connection with an acquisition of assets used in or constituting a business permitted under Section 4.16 of this Unsecured Indenture as a result of “earn-outs” or other deferred payments or similar obligations;

(9)                                  any Investment existing on the Issue Date or, in the case of Hughes Communications, Inc. or any of its subsidiaries, the Escrow Release Date (including, for the avoidance of doubt, any such Investments by Hughes Communications, Inc. or any of its subsidiaries existing on the Escrow Release Date) and any Investments made pursuant to binding commitments in effect on the Issue Date or, in the case of Hughes Communications, Inc. or any of its subsidiaries, the Escrow Release Date (including, for the avoidance of doubt, any such binding commitments of Hughes Communications, Inc. or any of its subsidiaries in effect on the Escrow Release Date);

(10)                            any Investment acquired by the Company or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Company or any Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(11)                            Hedging Obligations permitted under Section 4.09 of this Unsecured Indenture;

(12)                            Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13)                            Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property in each case in the ordinary course of business;

(14)                            additional Investments in joint ventures of the Company or any of the Company’s Restricted Subsidiaries existing on the Issue Date or, in the case of Hughes Communications, Inc. or any of its subsidiaries, the Escrow Release Date (including, for the avoidance of doubt, any such Investment by Hughes Communications, Inc. or any of its subsidiaries existing on the Escrow Release Date) in an aggregate amount not to exceed $50.0 million outstanding at any one time;

(15)                            Investments of a Restricted Subsidiary acquired after the Escrow Release Date (including, for the avoidance of doubt, any such Investment by Hughes Communications, Inc. or any of its subsidiaries) or of an entity merged into, amalgamated with, or consolidated with a Restricted Subsidiary in a transaction that is not prohibited by Section 5.01 of this Unsecured Indenture after the Escrow Release Date to the extent such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisitions, merger, amalgamation or consolidation;

(16)                            any Investment in the Secured Notes or the Unsecured Notes;

(17)                            the redemption, repurchase, defeasance or other acquisition or retirement for value of subordinated Indebtedness, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for:  (a) the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock), or (b) Indebtedness that is at least as subordinated in right of payment to the Unsecured Notes, including premium, if any, and accrued and unpaid interest, as the Indebtedness being redeemed, repurchased, defeased, acquired or retired and with a final maturity equal to or greater than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively, of the Indebtedness being redeemed, repurchased, defeased, acquired or retired;

(18)                            repurchases of Equity Interests deemed to occur upon (a) the exercise of stock options, warrants or convertible securities issued as compensation if such Equity Interests represent a portion of the exercise price thereof and (b) the withholding of a portion of the Equity Interests granted or awarded to an employee to pay taxes associated therewith (or a dividend or distribution to finance such a deemed repurchase by Parent);

(19)                            amounts paid by the Company to Parent or any other Person with which the Company is included in a consolidated tax return equal to the amount of federal, state and local income taxes payable in respect of the income of the Company and its Subsidiaries, including without limitation, any payments made in accordance with tax allocation agreements between the Company and its Affiliates in effect from time to time;

(20)                            the making of a Restricted Payment so long as, after giving effect to any such Restricted Payment the aggregate amount of such Restricted Payments made pursuant to this clause (20) shall not exceed $75.0 million;

(21)                            amounts paid to any direct or indirect parent company in amounts required for any direct or indirect parent company to pay customary salaries, bonuses and other benefits of any direct or indirect parent company, to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and the Restricted Subsidiaries; and

(22)                            the making of any payments to fund the Transactions and the fees and expenses related thereto.

Restricted Payments made pursuant to clauses (1), (2), (6) or (17) (but only to the extent that net proceeds received by the Company as set forth in such clause (2), (6) or (17) were included in the computations made in clause (iii)(B) of the first paragraph of this Section 4.07) shall be included as Restricted Payments in any computation made pursuant to clause (iii) of the first paragraph of this Section 4.07.

Restricted Payments made pursuant to clauses (3), (4), (5), (6), (17) (but only to the extent that net proceeds received by the Company as set forth in such clause (6) or (17) were not included in the computations made in clause (iii)(B) of the first paragraph of this Section 4.07), (7), (8), (9), (10), (11), (12), (13), (14), (15), (16), (18), (19), (20), (21) and (22) shall not be included as Restricted Payments in any computation made pursuant to clause (iii) of the first paragraph of this Section 4.07.

If the Company or any Restricted Subsidiary makes an Investment that was included in computations made pursuant to this Section 4.07 and the Person in which such Investment was made subsequently becomes a Restricted Subsidiary that is a Guarantor, to the extent such Investment resulted in a reduction in the amounts calculated under clause (iii) of the first paragraph of or under any other provision of this Section 4.07, then such amount shall be increased by the amount of such reduction.

SECTION 4.08.                                              Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)                                  pay dividends or make any other distribution to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Subsidiaries;

(b)                                 make loans or advances to the Company or any of its Subsidiaries; or

(c)                                  transfer any of its properties or assets to the Company or any of its Subsidiaries; except for such encumbrances or restrictions existing under or by reasons of:

(i)                                     Existing Indebtedness and existing agreements as in effect on the Issue Date, or in the case of Hughes Communications, Inc. or any of its subsidiaries, the Escrow Release Date (including, for the avoidance of doubt, any such Indebtedness and agreements of Hughes Communications, Inc. or any of its subsidiaries existing on the Escrow Release Date);

(ii)                                  applicable law or regulation;

(iii)                               any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that the Consolidated Cash Flow of such Person shall not be taken into account in determining whether such acquisition was permitted by the terms of this Unsecured Indenture, except to the extent that dividends or other distributions are permitted notwithstanding such encumbrance or restriction and could have been distributed;

(iv)                              by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(v)                                 Refinancing Indebtedness (as defined in Section 4.09 of this Unsecured Indenture); provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

(vi)                              this Unsecured Indenture or any of the Unsecured Notes or the Secured Indenture or any of the Secured Notes;

(vii)                           Permitted Liens; or

(viii)                        any agreement for the sale of any Subsidiary or its assets that restricts distributions by that Subsidiary pending its sale; provided that during the entire period in which such encumbrance or restriction is effective, such sale (together with any other sales pending) would be permitted under the terms of this Unsecured Indenture.

SECTION 4.09.                                              Limitation on Incurrence of Indebtedness.

(a)                                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); provided, however, that, notwithstanding the foregoing the Company and any Guarantor may incur Indebtedness (including Acquired Debt), if, after giving effect to the incurrence of such Indebtedness and the application of the net proceeds thereof on a pro forma basis (including, in the case of an acquisition, merger or other business combination giving pro forma effect to such transaction), the Indebtedness to Cash Flow Ratio of the Company would not have exceeded 5.5 to 1.0.

(b)                                 The foregoing limitation will not apply to any of the following incurrences of Indebtedness:

(1)                                  Indebtedness represented by the Unsecured Notes issued on the Issue Date or, in the case of Hughes Communications, Inc. or any of its subsidiaries, the Escrow Release Date (including, for the avoidance of doubt, any such Indebtedness of Hughes Communications, Inc. or any of its subsidiaries on the Escrow Release Date) and the Guarantees thereof;

(2)                                  the incurrence by the Company or any Restricted Subsidiary of Deferred Payments and letters of credit with respect thereto;

(3)                                  Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed the greater of $75.0 million and 3.75% of Consolidated Net Tangible Assets at any one time outstanding;

(4)                                  Indebtedness between and among the Company and any Restricted Subsidiaries;

(5)                                  Acquired Debt of a Person incurred prior to the date upon which such Person was acquired by the Company or any Restricted Subsidiary (excluding Indebtedness incurred by such entity other than in the ordinary course of its business in connection with, or in contemplation of, such entity being so acquired);

provided that at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, either

(a)                                  the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in Section 4.09(a), or

(b)                                 the Company’s Indebtedness to Cash Flow Ratio is equal to or less than immediately prior to such transaction;

(6)                                  Existing Indebtedness;

(7)                                  (a) In an aggregate principal amount not to exceed the greater of $75.0 million and 3.75% of Consolidated Net Tangible Assets at any one time outstanding, the incurrence of Purchase Money Indebtedness and Capital Lease Obligations by the Company or any Restricted Subsidiary in an amount not to exceed the cost of construction, lease, acquisition or improvement of assets used in any business permitted under Section 4.16 of this Unsecured Indenture, as well as any launch costs and insurance premiums related to such assets and (b) Indebtedness of the Company or any Restricted Subsidiary under Capital Lease Obligations with respect to AMC-15, AMC-16, Nimiq 5 and QuetzSat-1 and no more than one additional satellite and any replacement satellite for any of the foregoing satellites at any time, as well as any launch costs and insurance premiums related to such assets;

(8)                                  the incurrence by the Company or any of the Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business and not for speculative purposes, including without limitation Hedging Obligations covering the principal amount of Indebtedness entered into in order to protect the Company or any of its Restricted Subsidiaries from fluctuation in interest rates on Indebtedness;

(9)                                  Indebtedness of the Company or any Restricted Subsidiary in respect of performance, bid and appeal bonds or completion guarantees, letters of credit of the Company or any Restricted Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary incurred in the ordinary course of business and on ordinary business terms in connection with the businesses permitted under Section 4.16 of this Unsecured Indenture;

(10)                            the incurrence by the Company or any Restricted Subsidiary of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund in whole or in part Indebtedness referred to in Section 4.09(a) or in Sections 4.09(b)(1), (2), (5), (6) or (7) above, this Section 4.09(b)(10) or Section 4.09(b)(18) (“Refinancing Indebtedness”); provided, however, that:

(A)                              the principal amount of such Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so exchanged, extended, refinanced, renewed, replaced, substituted or refunded and any premiums payable and reasonable fees, expenses, commissions and costs in connection therewith;

(B)                                the Refinancing Indebtedness shall have a final maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively, of the Indebtedness being exchanged, extended, refinanced, renewed, replaced, substituted or refunded; and

(C)                                the Refinancing Indebtedness shall be subordinated in right of payment to the Unsecured Notes and the Guarantees, if at all, on terms at least as favorable to the holders of Unsecured Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded (a “Permitted Refinancing”);

(11)                            the guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09;

(12)                            Indebtedness incurred by the Company or any Restricted Subsidiary under a revolving credit facility, and any extension, amendment or amendment and restatement thereof, not to exceed $100.0 million;

(13)                            Indebtedness incurred by the Company or any Restricted Subsidiary under the Spaceway 4 Facility, and any extension, amendment or amendment and restatement thereof (including any reinstatement of the Spaceway 4 Facility that occurs after the Escrow Release Date notwithstanding that the Spaceway 4 Facility was repaid on the Escrow Release Date), not to exceed $115.0 million;

(14)                            Indebtedness of the Company or any Restricted Subsidiary owed to (including obligations in respect of letters of credit for the benefit of) any Person in connection with workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to the Company or such Restricted Subsidiary pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business and consistent with industry practices;

(15)                            Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred in connection with the disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of this Unsecured Indenture, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(16)                            Indebtedness of the Company or any Restricted Subsidiary pursuant to the Equipment Financing Agreements;

(17)                            Replacement Satellite Vendor Indebtedness in an aggregate principal amount outstanding at any one time not to exceed the greater of $75.0 million and 3.75% of Consolidated Net Tangible Assets; and

(18)                            Indebtedness represented by the $1,100,000,000 aggregate principal amount of 6½% Senior Secured Notes due 2019 issued on the Issue Date (the “Secured Notes”).

For purposes of determining compliance with this Section 4.09, if an item of Indebtedness meets the criteria of more than one of the categories described in Section 4.09(b)(1) through (18) above or is permitted to be incurred pursuant to Section 4.09(a) and also meets the criteria of one or more of the categories described in Section 4.09(b)(1) through (18) above, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09 and may from time to time reclassify such item of Indebtedness in any manner in which such item could be incurred at the time of such reclassification.  Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

SECTION 4.10.                                              Asset Sales.

(a)                                  The Company will not, and will not permit any Restricted Subsidiary to, cause or make an Asset Sale, unless:

(1)                                  the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of; and

(2)                                  at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash, Cash Equivalents, Marketable Securities or Replacement Assets and/or any asset which is promptly (and in no event later than 180 days after the date of transfer to the Company or Restricted Subsidiary) converted into cash, provided that to the extent that such conversion is at a price that is less than the fair market value (as determined in good faith by the Company) of such asset at the time of the Asset Sale in which such asset was acquired, the Company or Restricted Subsidiary, as the case may be, shall be deemed to have made a Restricted Payment in the amount by which such fair market value exceeds the cash received upon conversion or a combination of the foregoing; provided that the following shall be deemed to be cash for the purposes of this clause (2):  (x) Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale, if such Designated Non-Cash Consideration, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (x), does not exceed the greater of $50.0 million or 2.5% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (y) the amount of any liabilities of the Company or any Restricted Subsidiary that are assumed by or on behalf of the transferee in connection with an Asset Sale (and from which we or such Restricted Subsidiary are unconditionally released),

Section 4.10(a)(2) shall not apply to any Asset Sale:

(x)                                   where assets not essential to the Company and its Restricted Subsidiaries’ business are contributed to a joint venture between the Company or one of its Restricted Subsidiaries and a third party that is not an Affiliate of Parent or any of its Subsidiaries, provided that following the sale, lease, conveyance or other disposition, the Company or one of its Wholly Owned Restricted Subsidiaries owns at least 50% of the voting and equity interest in such joint venture; or

(y)                                 to the extent the consideration therefor received by the Company or any of its Restricted Subsidiaries would constitute Indebtedness or Equity Interests of a Person that is not an Affiliate of Parent, the Company or one of their respective Subsidiaries, provided that the acquisition of such Indebtedness or Equity Interests is permitted under Section 4.07 of this Unsecured Indenture.

(b)                                 Within 365 days after the Company’s or a Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale covered by this clause (a), the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale:

(1)                                  to make one or more offers to the holders of the Unsecured Notes to purchase Unsecured Notes pursuant to and subject to the conditions in this Unsecured Indenture (each, an “Asset Sale Offer”);

(2)                                  to an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Permitted Business;

(3)                                  to an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock such that it constitutes a Restricted Subsidiary, (b) properties or (c) other assets that, in each of (a), (b) and (c), replace the businesses, properties and assets that are the subject of such Asset Sale; or

(4)                                  to permanently reduce Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Company, a Guarantor or another Restricted Subsidiary or to permanently reduce secured Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer.

(c)                                  Pending the final application of any Net Proceeds from Asset Sales in accordance with clauses (b)(1) through (b)(4) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise apply such Net Proceeds in any manner not prohibited by this Unsecured Indenture.  Any binding commitment to apply Net Proceeds to invest in accordance with clauses (b)(2) or (b)(3) above shall be treated as a permitted application of Net Proceeds so long as the Company or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 365 days of such commitment; provided that if such commitment is later canceled or terminated for any reason such Net Proceeds shall constitute “Excess Proceeds” (as defined below).  Any Net Proceeds from the Asset Sales covered by this clause (c) that are not invested or applied as provided and within the time period set forth in the first sentence of the immediately preceding clause (b) will be deemed to constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company shall make an Asset Sale Offer to all holders of the Unsecured Notes, to purchase the maximum principal amount of Unsecured Notes that are $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.08 of this Unsecured Indenture.  The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten business days after the date that Excess Proceeds exceeds $50.0 million by mailing the notice required pursuant to the terms of this Unsecured Indenture, with a copy to the Trustee.  To the extent that the aggregate amount of Unsecured Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds (“Unutilized Excess Proceeds”) for any purpose not prohibited by the terms of this Unsecured Indenture.  If the aggregate principal amount of Unsecured Notes surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Unsecured Notes to be purchased on a pro rata basis based on the accreted value or principal amount of the Unsecured Notes tendered.  Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.11.               Limitation on Transactions with Affiliates.

The Company shall not and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any of its or their properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (including any Unrestricted Subsidiary) (each of the foregoing, an “Affiliate Transaction”), unless:

(a)           such Affiliate Transaction is on terms that are no less favorable to the Company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Subsidiaries with an unrelated Person; and

(b)           if such Affiliate Transaction involves aggregate payments in excess of $75.0 million, such Affiliate Transaction has either (i) been approved by a majority of the disinterested members of the Company’s Board of Directors or EchoStar Corporation’s board of directors and by the Company’s Board of Directors or a committee thereof or (ii) if there are no disinterested members of the Company’s Board of Directors or EchoStar Corporation’s board of directors, the Company or such Restricted Subsidiary has obtained the favorable opinion of an independent expert as to the fairness of such Affiliate Transaction to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, and the Company delivers to the Trustee no later than ten Business Days following a request from the Trustee a resolution of the Company’s Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction has been so approved and complies with clause (a) above;

provided, however, that

(i)            the payment of reasonable fees, compensation or employee benefit arrangements to, and any indemnity provided for the benefit of, directors, officers, consultants or employees of Parent and its Subsidiaries;

(ii)           transactions between or among the Company and its Wholly Owned Subsidiaries (other than Unrestricted Subsidiaries);

(iii)          any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

(iv)          transactions in the ordinary course of business, including loans, expense allowances, reimbursements or extensions of credit (including indemnity arrangements) between the Company or any of its Restricted Subsidiaries on the one hand, and any employee of the Company or any of its Restricted Subsidiaries, on the other hand;

(v)           the granting and performance of registration rights for shares of Capital Stock of the Company under a written registration rights agreement approved by a majority of the members of the Board of Directors that are disinterested with respect to these transactions;

(vi)          transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of its Subsidiaries, so long as a significant amount of Indebtedness or Capital Stock of the same class is also held by Persons that are not Affiliates of the Company and these Affiliates are treated no more favorably than holders of the Indebtedness or the Capital Stock generally;

(vii)         (x) Restricted Payments that are permitted by Section 4.07 of this Unsecured Indenture and (y) Permitted Investments;

(viii)        any transactions pursuant to agreements in effect on the Issue Date or, in the case of Hughes Communications, Inc. or any of its subsidiaries, the Escrow Release Date (including, for the avoidance of doubt, any such agreements of Hughes Communications, Inc. or any of its subsidiaries in effect on the Escrow Release Date) and any modifications, extensions or renewals thereof that are no less favorable to the Company or the applicable Restricted Subsidiary than such agreement as in effect on the Issue Date or, in the case of Hughes Communications, Inc. or any of its subsidiaries, the Escrow Release Date (including, for the avoidance of doubt, any such agreements of Hughes Communications, Inc. or any of its subsidiaries in effect on the Escrow Release Date);

(ix)           any transactions under which EchoStar Corporation or any of its controlled Affiliates (other than the Company and its controlled Affiliates) leases to or from the Company or any of its Restricted Subsidiaries any satellite or any satellite capacity;

(x)            the provision of services to Parent and its Affiliates by the Company or any of its Restricted Subsidiaries, or the receipt of services from Parent and its Affiliates by the Company or any of its Restricted Subsidiaries, so long as no cash or other assets are transferred by the Company or its Restricted Subsidiaries, or by Parent and its Affiliates, in connection with such transactions (other than up to $50.0 million in cash in any fiscal year and other than nonmaterial assets used in the operations of the business in the ordinary course pursuant to the agreement governing the provision of the services), and so long as such transaction or agreement is determined by a majority of the members of the Company’s Board of Directors to be fair to the Company and its Restricted

Subsidiaries when taken together with all other such transactions and agreements entered into with Parent and its Affiliates;

(xi)           the disposition of assets of the Company and the Restricted Subsidiaries in exchange for assets of Parent and its Affiliates so long as (i) the value to the Company in its business of the assets it receives is determined by a majority of the members of Company’s Board of Directors to be substantially equivalent or greater than the value to Company in its business of the assets disposed of and (ii) the assets acquired by the Company and its Restricted Subsidiaries constitute properties and capital assets (including Capital Stock of an entity owning such property or assets) to be used by the Company or any of its Restricted Subsidiaries in a business permitted by Section 4.16 of this Unsecured Indenture;

(xii)          sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

(xiii)         any transactions between the Company or any of its Restricted Subsidiaries and any Affiliate of the Company the Equity Interests of which Affiliate are owned solely by the Company or one of its Restricted Subsidiaries, on the one hand, and by Persons who are not Affiliates of the Company or Restricted Subsidiaries of the Company, on the other hand;

(xiv)        transactions with EchoStar Corporation, DISH Network Corporation or any of their respective controlled Affiliates that have been approved by (a) a majority of the members of the audit committee of the EchoStar Corporation board of directors or a special committee of the EchoStar Corporation board of directors consisting solely of members of the EchoStar Corporation board of directors who are not officers or employees of DISH Network Corporation or any of its controlled Affiliates (in the case of a transaction with DISH Network Corporation or any of its controlled Affiliates) or EchoStar Corporation or any of its controlled Affiliates (in the case of a transaction with EchoStar Corporation or any of its controlled Affiliates) and (b) the Company’s Board of Directors or a committee thereof as the Company deems appropriate;

(xv)         the Transactions and the payment of fees and expenses related thereto;

(xvi)        overhead and other ordinary-course allocations of costs and services on a reasonable basis so long as such arrangements are comparable to arrangements made on an arm’s length basis;

(xvii)       allocations of tax liabilities and other tax-related items among the Company and its Affiliates based principally upon the financial income, taxable income, credits and other amounts directly related to the respective parties, to the extent that the share of such liabilities and other items allocable to the Company and its Restricted Subsidiaries shall not exceed the amount that such Persons would have been responsible for as a direct taxpayer;

(xviii)      arrangements or agreements regarding the use of intellectual property between the Company and its Subsidiaries, on the one hand, and Parent and its Affiliates, on the other hand;

(xix)         arrangements or agreements entered into in the ordinary course of business providing for the acquisition or provision of goods and services; and

(xx)          amendments, modifications, renewals or replacements from time to time of any of the contracts, arrangements, services or other matters referred to or contemplated by any of the foregoing items; provided that any such amendments, modifications, renewals or replacements shall not be on terms materially less advantageous to the Company and its Restricted Subsidiaries;

shall, in each case, not be deemed Affiliate Transactions.

SECTION 4.12.               Limitation on Liens.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.  Solely for purposes of this Section 4.12 of this Unsecured Indenture, at any time during any Suspension Period during which specified covenants do not apply pursuant to Section 4.21 of this Unsecured Indenture, “Restricted Subsidiaries” shall mean the Restricted Subsidiaries on the Business Day immediately prior to the first day of the applicable Suspension Period.

SECTION 4.13.               Additional Guarantors.

If after the Issue Date the Company or any Restricted Subsidiary of the Company acquires or creates another Restricted Subsidiary and such Restricted Subsidiary is a Domestic Subsidiary (other than an Immaterial Subsidiary), that newly acquired or created Restricted Subsidiary shall, unless prohibited by law from guaranteeing the Unsecured Notes, become a Guarantor and execute a supplemental indenture to this Unsecured Indenture satisfactory to the Trustee and deliver an Opinion of Counsel to the Trustee within 30 days of the date on which such Subsidiary was acquired or created.

SECTION 4.14.               Corporate Existence.

Subject to Article 5 of this Unsecured Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence as a corporation, and subject to Section 4.10 of this Unsecured Indenture, the corporate, partnership or other existence of any Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any Restricted Subsidiary and (ii) subject to Section 4.10 of this Unsecured Indenture, the rights (charter and statutory), licenses and of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Unsecured Notes.

SECTION 4.15.               Offer to Purchase Upon Change of Control.

Upon the occurrence of a Change of Control, the Company shall be required to make an offer (a “Change of Control Offer”) to each Holder of Unsecured Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Unsecured Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (the “Change of Control Payment”).  Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating:

(a)           that the Change of Control Offer is being made pursuant to this Section 4.15 of this Unsecured Indenture;

(b)           the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days after the date such notice is mailed (the “Change of Control Payment Date”);

(c)           that any Unsecured Notes not tendered will continue to accrue interest in accordance with the terms of this Unsecured Indenture;

(d)           that, unless the Company defaults in the payment of the Change of Control Payment, all Unsecured Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(e)           that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Unsecured Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Unsecured Notes purchased;

(f)            that Holders whose Unsecured Notes are being purchased only in part will be issued new Unsecured Notes equal in principal amount to the unpurchased portion of the Unsecured Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(g)           any other information material to such Holder’s decision to tender Unsecured Notes.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Unsecured Notes required in the event of a Change of Control.

SECTION 4.16.               Limitation on Activities of the Company.

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses and other activities that, taken as a whole, are immaterial to the Company and its Restricted Subsidiaries.

SECTION 4.17.               Intentionally Omitted.

SECTION 4.18.               Accounts Receivable Subsidiary.

The Company:

(a)           may, and may permit any of its Subsidiaries to, notwithstanding the provisions of Section 4.07 of this Unsecured Indenture, make Investments in an Accounts Receivable Subsidiary:

(i)            the proceeds of which are applied within five Business Days of the making thereof solely to finance:

(A)          the purchase of accounts receivable of the Company and its Subsidiaries; or

(B)           payments required in connection with the termination of all then existing arrangements relating to the sale of accounts receivable or participation interests therein by an Accounts Receivable Subsidiary (provided that the Accounts Receivable Subsidiary shall receive cash, Cash Equivalents and accounts receivable having an aggregate fair market value not less than the amount of such payments in exchange therefor); and

(ii)           in the form of Accounts Receivable Subsidiary Notes to the extent permitted by clause (b) below;

(b)           shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to an Accounts Receivable Subsidiary except for consideration in an amount not less than that which would be obtained in an arm’s length transaction and solely in the form of cash or Cash Equivalents; provided that an Accounts Receivable Subsidiary may pay the purchase price for any such accounts receivable in the form of Accounts Receivable Subsidiary Notes so long as, after giving effect to the issuance of any such Accounts Receivable Subsidiary Notes, the aggregate principal amount of all Accounts Receivable Subsidiary Notes outstanding shall not exceed 20% of the aggregate purchase price paid for all outstanding accounts receivable purchased by an Accounts Receivable Subsidiary since the Issue Date (and not written off or required to be written off in accordance with the normal business practice of an Accounts Receivable Subsidiary);

(c)           shall not permit an Accounts Receivable Subsidiary to sell any accounts receivable purchased from the Company or its Subsidiaries or participation interests therein to any other Person except on an arm’s length basis and solely for consideration in the form of cash or Cash Equivalents or certificates representing undivided interests of a Receivables Trust; provided an Accounts Receivable Subsidiary may not sell such certificates to any other Person except on an arm’s length basis and solely for consideration in the form of cash or Cash Equivalents;

(d)           shall not, and shall not permit any of its Subsidiaries to, enter into any guarantee, subject any of their respective properties or assets (other than the accounts receivable sold by them to an Accounts Receivable Subsidiary) to the satisfaction of any liability or obligation or otherwise incur any liability or obligation (contingent or otherwise), in each case, on behalf of an Accounts Receivable Subsidiary or in connection with any sale of accounts receivable or participation interests therein by or to an Accounts Receivable Subsidiary, other than obligations relating to breaches of representations, warranties, covenants and other agreements of the Company or any of its Subsidiaries with respect to the accounts receivable sold by the Company or any of its Subsidiaries to an Accounts Receivable Subsidiary or with respect to the servicing thereof; provided that neither the Company nor any of its Subsidiaries shall at any time guarantee or be otherwise liable for the collectibility of accounts receivable sold by them;

(e)           shall not permit an Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase and sale of accounts receivable or participation interests therein of the Company and its Subsidiaries and activities incidental thereto;

(f)            shall not permit an Accounts Receivable Subsidiary to incur any Indebtedness other than the Accounts Receivable Subsidiary Notes, Indebtedness owed to the Company and Non-Recourse Indebtedness; provided that the aggregate principal amount of all such Indebtedness of an Accounts Receivable Subsidiary shall not exceed the book value of its total assets as determined in accordance with GAAP;

(g)           shall cause any Accounts Receivable Subsidiary to remit to the Company or a Restricted Subsidiary of the Company on a monthly basis as a distribution all available cash and Cash Equivalents not held in a collection account pledged to acquirors of accounts receivable or participation interests therein, to the extent not applied to:

(i)            pay interest or principal on the Accounts Receivable Subsidiary Notes or any Indebtedness of such Accounts Receivable Subsidiary owed to the Company;

(ii)           pay or maintain reserves for reasonable operating expenses of such Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements; or

(iii)          to finance the purchase of additional accounts receivable of the Company and its Subsidiaries; and

(h)           shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to, or enter into any other transaction with or for the benefit of, an Accounts Receivable Subsidiary:

(i)            if such Accounts Receivable Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)          commences a voluntary case;

(B)           consents to the entry of an order for relief against it in an involuntary case;

(C)           consents to the appointment of a custodian of it or for all or substantially all of its property;

(D)          makes a general assignment for the benefit of its creditors; or

(E)           generally is not paying its debts as they become due; or

(ii)           if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)          is for relief against such Accounts Receivable Subsidiary in an involuntary case;

(B)           appoints a Custodian of such Accounts Receivable Subsidiary or for all or substantially all of the property of such Accounts Receivable Subsidiary; or

(C)           orders the liquidation of such Accounts Receivable Subsidiary, and, with respect to this clause (h)(ii), the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 4.19.               Insurance.

The Company will obtain, and will cause the Restricted Subsidiaries to obtain, maintain and keep in full force and effect (i) with respect to the EchoStar XVI and Jupiter satellites, launch insurance with respect to each such satellite covering the launch to one year following the launch (subject to clause (iii) below), (ii) with respect to the EchoStar XVI satellite, In-Orbit Insurance at all times subsequent to the one year anniversary of launch during the commercial in orbit service of such satellite, and (iii) with respect to the Jupiter satellite and the SPACEWAY 3 satellite, In-Orbit Insurance at the earliest date such insurance is commercially available (during the commercial in orbit service of such satellite); provided that the insurance coverage specified in clauses (i), (ii) and (iii) above shall be commercially consistent with the objectives of a leading satellite operator seeking asset protection of up to full replacement value; provided further that the maximum cost of such insurance specified in clauses (i), (ii) and (iii) above will be limited to commercially reasonable pricing customarily incurred for such protection subject to the limitations of the commercial market for satellite insurance at the time of policy placement and the maximum cost of insurance premiums for such insurance specified in clause (i) above shall not exceed $30 million with respect to each of the EchoStar XVI and Jupiter satellites, and the maximum cost of insurance premiums for such insurance specified in each of clauses (ii) and (iii) above shall not exceed $3.0 million annually with respect to each satellite.

SECTION 4.20.               Payments for Consent.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of an Unsecured Note for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Unsecured Indenture or the Unsecured Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Unsecured Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.21.               Suspension of Certain Covenants Under Certain Conditions.

(a)           If, on any date following the Issue Date, (i) the Unsecured Notes receive an Investment Grade rating from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing (a “Suspension Event”) then, beginning on that date, the provisions of this Unsecured Indenture contained in Sections 3.08, 4.07, 4.08, 4.09, 4.10, 4.11, 4.16, 4.18 and 4.19 and clause (d) under Section 5.01 of this Unsecured Indenture (collectively, the “Suspension Covenants”) will not be applicable to the Unsecured Notes.

(b)           During any Suspension Period, the Company may not designate any of its Restricted Subsidiaries as Unrestricted Subsidiaries pursuant to the first sentence of the definition of “Unrestricted Subsidiary.”

(c)           In the event that the Company and its Restricted Subsidiaries are not subject to the Suspension Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the condition set forth in clause (i) of this Section 4.21 is no longer satisfied, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspension Covenants with respect to future events.  The period of time between the date of the Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.”

(d)           On each Reversion Date, all Indebtedness incurred during the Suspension Period prior to such Reversion Date will be deemed to be Indebtedness permitted to be incurred under Section 4.09(b)(6).  For purposes of calculating the amount available to be made as Restricted Payments under clause (iii) of the first paragraph of Section 4.07, calculations under such covenant shall be made as though such covenant had been in effect during the entire period of time after the Issue Date (including the Suspension Period).  Restricted Payments made during the Suspension Period not otherwise permitted pursuant to the second paragraph of Section 4.07 will reduce the amount available to be made as Restricted Payments under clause (iii) of the first paragraph of Section 4.07.

Upon a Suspension Event, the amount of Excess Proceeds for purposes of Section 4.10 shall be set at zero.

SECTION 4.22.               Escrow of Proceeds.

(a)           The gross cash proceeds to the Company of the offering of the Unsecured Notes (the “Escrow Proceeds”) will be placed in escrow until the Escrow Release Date.  The terms of the escrow will be set forth in the Escrow Agreement, pursuant to which the Company will deposit on the Issue Date sufficient cash or Escrow Investments, in an amount sufficient to redeem, for cash, the Unsecured Notes at a redemption price equal to the sum of 100% of their issue price (collectively, the “Escrow Proceeds”).  The Company will grant the Trustee, for its benefit and for the benefit of the Holders of the Unsecured Notes, a first priority security interest in the escrow account (the “Escrow Account”).  Prior to the release of the Escrow Proceeds on the Escrow Release Date, the Unsecured Notes will be secured only by a pledge of the Escrow Proceeds.

(b)           The Company shall only be entitled to direct the Escrow Agent to release to it the Escrow Proceeds upon satisfaction of the conditions set forth in the form of Officers’ Certificate included as Exhibit A to the Escrow Agreement, which shall be certified in writing by the Company in such Officers’ Certificate delivered to the Escrow Agent and upon entry into a supplemental indenture of the form set forth in Exhibit E contemporaneously with the Escrow Release Date pursuant to satisfaction of the Conditions for Acquisition Release.

(c)           To the extent the Company or any Restricted Subsidiary has incurred Indebtedness, made any Restricted Payments, consummated any Asset Sale or otherwise taken any action or engaged in any activities during the period beginning on the Issue Date and ending on the Escrow Release Date, such actions and activities shall be treated and classified under this Unsecured Indenture (including but not limited to impacting relevant baskets and determining whether a Default or Event of Default would have occurred as of the Escrow Release Date for purposes of the release conditions above), as if this Unsecured Indenture and the covenants set forth herein had applied to the Company and the Restricted Subsidiaries during such period.  For purposes of the foregoing, (i) the Company will be deemed to have been the direct or indirect owner of all of the Restricted Subsidiaries of the Company for all relevant periods and (ii) all Subsidiaries of the Company shall be deemed to be Restricted Subsidiaries for the period from the Issue Date through the Escrow Release Date.

ARTICLE 5

SUCCESSORS

SECTION 5.01.               Merger, Consolidation, or Sale of Assets of the Company.

The Company shall not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

(a)           the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b)           the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under this Unsecured Indenture and the Unsecured Notes pursuant to a supplemental indenture to this Unsecured Indenture in form reasonably satisfactory to the Trustee;

(c)           immediately after such transaction no Default or Event of Default exists; and

(d)           the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made would, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in clause (a) of Section 4.09 of this Unsecured Indenture.

Notwithstanding the foregoing, the Company may merge with another Person if

(a)           the Company is the surviving Person;

(b)           the consideration issued or paid by the Company in such merger consists solely of Equity Interests (other than Disqualified Stock) of the Company or Equity Interests of Parent; and

(c)           immediately after giving effect to such merger (determined on a pro forma basis), the Company’s Indebtedness to Cash Flow Ratio either (i) does not exceed 5.5 to 1 or (ii) does not exceed the Company’s Indebtedness to Cash Flow Ratio immediately prior to such merger.

SECTION 5.02.               Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 of this Unsecured Indenture, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Unsecured Indenture referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Unsecured Indenture with the same effect as if such successor Person has been named as the Company, herein.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01.               Events of Default.

Each of the following constitutes an “Event of Default”:

(a)           default for 30 days in the payment when due of interest on the Unsecured Notes;

(b)           default in the payment when due of principal of the Unsecured Notes at maturity, upon repurchase, redemption or otherwise;

(c)           failure to comply with the provisions of Section 4.10, Section 4.11 or Section 4.15 of this Unsecured Indenture, in each case continued for 30 days;

(d)           default under Section 4.07 or Section 4.09 of this Unsecured Indenture, which default remains uncured for 30 days, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by the Company pursuant to this Unsecured Indenture;

(e)           failure by the Company for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Unsecured Notes to comply with any of its other agreements in this Unsecured Indenture or the Unsecured Notes;

(f)            default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), which default is caused by a failure to pay when due of principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $50.0 million or more;

(g)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more; provided that any acceleration (other than an acceleration which is the result of a Payment Default under clause (f) above) of Indebtedness under the outstanding Deferred Payments in aggregate principal amount not to exceed $50.0 million shall be deemed not to constitute an acceleration pursuant to this clause (g);

(h)           failure by the Company or any of its Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $50.0 million, which judgments are not stayed within 60 days after their entry;

(i)            Parent, the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law:  (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors;

(j)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:  (i) is for relief against Parent, the Company or any Significant Subsidiary of the Company in an involuntary case; (ii) appoints a custodian of Parent, the Company or any Significant Subsidiary of the Company or for all or substantially all of the property of Parent, the Company or any Significant Subsidiary of the Company; or (iii) orders the liquidation of Parent or any Significant Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 consecutive days; and

(k)           any Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee.

SECTION 6.02.               Acceleration.

If an Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.01 of this Unsecured Indenture with respect to the Company or any Guarantor) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Unsecured Notes by written notice to the Company and the Trustee, may declare all the Unsecured Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default specified in clause (i) or (j) of Section 6.01 of this Unsecured Indenture with respect to the Company or any Guarantor, all outstanding Unsecured Notes shall become and be immediately due and payable without further action or notice.  Holders of the Unsecured Notes may not enforce this Unsecured Indenture or the Unsecured Notes except as provided in this Unsecured Indenture.  The Trustee may withhold from Holders of the Unsecured Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders’ interest.  The Holders of a majority in aggregate principal amount of the then outstanding Unsecured Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or its Subsidiaries with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Unsecured Notes pursuant to Section 3.07 of this Unsecured Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law.

All powers of the Trustee under this Unsecured Indenture will be subject to applicable provisions of the Communications Act, including without limitation, the requirements of prior approval for de facto or de jure transfer of control or assignment of Title III licenses.

SECTION 6.03.               Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Unsecured Notes or to enforce the performance of any provision of the Unsecured Notes and this Unsecured Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Unsecured Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of an Unsecured Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 6.04.               Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of Unsecured Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Unsecured Notes waive an existing Default or Event of Default and its consequences under this Unsecured Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the Unsecured Notes.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Unsecured Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.               Control by Majority.

Holders of a majority in principal amount of the then outstanding Unsecured Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with the law or this Unsecured Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Unsecured Notes or that may involve the Trustee in personal liability.

SECTION 6.06.               Limitation on Suits.

A Holder of an Unsecured Note may pursue a remedy with respect to this Unsecured Indenture or the Unsecured Notes only if:

(a)           the Holder of an Unsecured Note gives to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 25% in principal amount of the then outstanding Unsecured Notes make a written request to the Trustee to pursue the remedy;

(c)           such Holder of an Unsecured Note or Holders of Unsecured Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)           during such 60-day period the Holders of a majority in principal amount of the then outstanding Unsecured Notes do not give the Trustee a direction inconsistent with the request.

A Holder of an Unsecured Note may not use this Unsecured Indenture to prejudice the rights of another Holder of an Unsecured Note or to obtain a preference or priority over another Holder of an Unsecured Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07.               Rights of Holders of Unsecured Notes to Receive Payment.

Notwithstanding any other provision of this Unsecured Indenture, the right of any Holder of an Unsecured Note to receive payment of principal, premium, if any, and interest on the Unsecured Note, on or after the respective due dates expressed in the Unsecured Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Unsecured Note.

SECTION 6.08.               Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) of this Unsecured Indenture occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Unsecured Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.               Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Unsecured Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Unsecured Notes), the Company’s creditors or the Company’s property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of an Unsecured Note to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Unsecured Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 of this Unsecured Indenture.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 of this Unsecured Indenture out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Unsecured Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of an Unsecured Note any plan of reorganization, arrangement, adjustment or composition affecting the Unsecured Notes or the rights of any Holder of an Unsecured Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of an Unsecured Note in any such proceeding.

SECTION 6.10.               Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07 of this Unsecured Indenture, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Unsecured Notes for amounts due and unpaid on the Unsecured Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Unsecured Notes for principal, premium, if any and interest, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Unsecured Notes.

SECTION 6.11.               Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Unsecured Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of an Unsecured Note pursuant to Section 6.07 of this Unsecured Indenture, or a suit by Holders of more than 10% in principal amount of the then outstanding Unsecured Notes.

ARTICLE 7

TRUSTEE

SECTION 7.01.               Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Unsecured Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the duties of the Trustee shall be determined solely by the express provisions of this Unsecured Indenture and the Trustee need perform only those duties that are specifically set forth in this Unsecured Indenture and no others, and no implied covenants or obligations shall be read into this Unsecured Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Unsecured Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Unsecured Indenture.

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (a) of this Section 7.01;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 of this Unsecured Indenture.

(d)           Whether or not therein expressly so provided, every provision of this Unsecured Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)           No provision of this Unsecured Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Unsecured Indenture at the request of any Holder of Unsecured Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.               Rights of Trustee.

(a)           The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Unsecured Indenture, unless the Trustee’s conduct constitutes willful misconduct or negligence.

(e)           Unless otherwise specifically provided in this Unsecured Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Unsecured Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)           Except with respect to Section 4.01 of this Unsecured Indenture, the Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article 4.  In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 4.01, 6.01(a) and 6.01(b) of this Unsecured Indenture or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

(h)           Delivery of documents and information to the Trustee under Section 4.03 of this Unsecured Indenture is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder.

(i)            In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

SECTION 7.03.               Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Unsecured Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if any of the Unsecured Notes are registered pursuant to the Securities Act), or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 of this Unsecured Indenture.

SECTION 7.04.               Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Unsecured Indenture or the Unsecured Notes, it shall not be accountable for the Company’s use of the proceeds from the Unsecured Notes or any money paid to the Company or upon the Company’s direction under any provision of this Unsecured Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Unsecured Notes or any other document in connection with the sale of the Unsecured Notes or pursuant to this Unsecured Indenture other than its certificate of authentication.

SECTION 7.05.               Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Unsecured Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Unsecured Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the Unsecured Notes.

SECTION 7.06.               Reports by Trustee to Holders of the Unsecured Notes.

Within 60 days after each May 15th beginning with the May 15th following the date of this Unsecured Indenture, the Trustee shall mail to the Holders of the Unsecured Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA Section 313(b).  The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

A copy of each report at the time of its mailing to the Holders of Unsecured Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which any Unsecured Notes are listed.  The Company shall promptly notify the Trustee in writing when any Unsecured Notes are listed on any stock exchange or of any delisting thereof.

SECTION 7.07.               Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation as agreed in writing for its acceptance of this Unsecured Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Unsecured Indenture, except any such loss, liability or expense as may be attributable to the gross negligence, willful misconduct or bad faith of the Trustee.  The Trustee shall notify the Company promptly of any claim (whether asserted by the Company, a Holder, or any other Person) for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except only to the extent the Company is prejudiced thereby.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Unsecured Indenture.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Unsecured Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Unsecured Notes.  Such Lien shall survive the satisfaction and discharge of this Unsecured Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) of this Unsecured Indenture occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.               Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company and obtaining the prior written approval of the FCC, if so required by the Communications Act, including Section 310(d) and the rules and regulations promulgated thereunder.  The Holders of at least a majority in principal amount of the then outstanding Unsecured Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee (subject to the prior written approval of the FCC, if required by the Communications Act, including Section 310(d), and the rules and regulations promulgated thereunder) if:

(a)           the Trustee fails to comply with Section 7.10 of this Unsecured Indenture;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           the Trustee is no longer in compliance with the foreign ownership provisions of Section 310 of the Communications Act and the rules and regulations promulgated thereunder.

(d)           a Custodian or public officer takes charge of the Trustee or its property; or

(e)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Unsecured Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Unsecured Notes of at least 10% in principal amount of the then outstanding Unsecured Notes may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Trustee.

If the Trustee after written request by any Holder of an Unsecured Note who has been a Holder of an Unsecured Note for at least six months fails to comply with Section 7.10 of this Unsecured Indenture, such Holder of an Unsecured Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Unsecured Indenture.  The successor Trustee shall mail a notice of its succession to Holders of the Unsecured Notes.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 of this Unsecured Indenture.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 of this Unsecured Indenture shall continue for the benefit of the retiring Trustee.

SECTION 7.09.               Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.               Eligibility; Disqualification.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.

This Unsecured Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5).  The Trustee is subject to TIA Section 310(b).

SECTION 7.11.               Preferential Collection of Claims Against Company.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12.               Escrow Authorization.

Each Holder, by its acceptance of an Unsecured Note, consents and agrees to the terms of the Escrow Agreement, including related documents thereto, as the same may be in effect or may be amended from time to time in writing by the parties thereto (provided that no amendment that would materially adversely affect the rights of the Holders may be effected without the consent of each Holder of Unsecured Notes affected thereby), and authorizes and directs the Trustee to enter into the Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Company shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Escrow Agreement, to assure and confirm to the Trustee the security interest contemplated by the Escrow Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Unsecured Indenture and of the Unsecured Notes and Guarantees secured hereby, according to the intent and purpose herein expressed.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.               Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, with respect to the Unsecured Notes, elect to have either Section 8.02 or 8.03 of this Unsecured Indenture be applied to all outstanding Unsecured Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.               Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 of this Unsecured Indenture of the option applicable to this Section 8.02, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Unsecured Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Unsecured Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 of this Unsecured Indenture and the other Sections of this Unsecured Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Unsecured Notes and this Unsecured Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Unsecured Notes to receive payments in respect of the principal of, premium, if any, and interest on such Unsecured Notes when such payments are due, or on the redemption date, as the case may be, (b) the Company’s obligations with respect to such Unsecured Notes under Sections 2.05, 2.07, 2.08, 2.10, 2.11 and 4.02 of this Unsecured Indenture, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith and (d) this Article 8.  Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 of this Unsecured Indenture with respect to the Unsecured Notes.

SECTION 8.03.               Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of this Unsecured Indenture of the option applicable to this Section 8.03, the Company shall be released from its obligations under the covenants contained in Sections 3.08, 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.18, 4.19 and 5.01 of this Unsecured Indenture with respect to the outstanding Unsecured Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Unsecured Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Unsecured Notes shall not be deemed outstanding for GAAP).  For this purpose, such Covenant Defeasance means that, with respect to the outstanding Unsecured Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c) of this Unsecured Indenture, but, except as specified above, the remainder of this Unsecured Indenture and such Unsecured Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 of this Unsecured Indenture of the option applicable to this Section 8.03, Sections 6.01(c) through 6.01(h) and Sections 6.01(k) and 6.01(l) of this Unsecured Indenture shall not constitute Events of Default.

SECTION 8.04.               Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or Section 8.03 of this Unsecured Indenture to the outstanding Unsecured Notes:

(a)           The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 of this Unsecured Indenture who shall agree to comply with the provisions of this Article 8 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Unsecured Notes, (i) cash in U.S. Dollars, (ii) non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars, or (iii) a combination thereof, in such amounts, as will be sufficient in each case, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, premium, if any, and interest on the outstanding Unsecured Notes on the stated maturity or on the applicable redemption date, as the case may be; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable Government Securities to said payments with respect to the Unsecured Notes;

(b)           In the case of an election under Section 8.02 of this Unsecured Indenture, the Company shall have delivered to the Trustee an Opinion of Counsel in the United

States reasonably satisfactory to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Unsecured Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           In the case of an election under Section 8.03 of this Unsecured Indenture, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders of the outstanding Unsecured Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           No Default or Event of Default with respect to the Unsecured Notes shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(i) or 6.01(j) of this Unsecured Indenture is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(e)           Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Unsecured Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)            The Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit made by the Company pursuant to its election under Section 8.02 or 8.03 of this Unsecured Indenture was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any of the other creditors of the Company or others; and

(g)           The Company shall have delivered to the Trustee an Officers’ Certificate stating that all conditions precedent provided for or relating to either the Legal Defeasance under Section 8.02 of this Unsecured Indenture or the Covenant Defeasance under Section 8.03 of this Unsecured Indenture (as the case may be) have been complied with as contemplated by this Section 8.04.

SECTION 8.05.               Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 of this Unsecured Indenture, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 of this

Unsecured Indenture in respect of the outstanding Unsecured Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Unsecured Notes and this Unsecured Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Unsecured Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 of this Unsecured Indenture or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Unsecured Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 of this Unsecured Indenture which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) of this Unsecured Indenture), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.               Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Unsecured Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Unsecured Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustees thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.               Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States Dollars or Government Unsecured Notes in accordance with Section 8.02 or 8.03 of this Unsecured Indenture, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Unsecured Indenture and the Unsecured Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 of this Unsecured Indenture until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 of this Unsecured Indenture, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Unsecured Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Unsecured Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.               Without Consent of Holders of Unsecured Notes.

Notwithstanding Section 9.02 of this Unsecured Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Unsecured Indenture, the Unsecured Notes or the Guarantees without the consent of any Holder of an Unsecured Note:

(a)           to cure any ambiguity, defect or inconsistency or to conform this Unsecured Indenture to the “Description of the Unsecured Notes” in the Offering Memorandum as evidence by an officer’s certificate;

(b)           to provide for uncertificated Unsecured Notes or Guarantees in addition to or in place of certificated Unsecured Notes or Guarantees;

(c)           to provide for the assumption of the Company’s or any Guarantor’s obligations to the Holders of the Unsecured Notes in the case of a merger or consolidation pursuant to Article 5 or Article 10;

(d)           to add Guarantees;

(e)           to release Guarantees when permitted or required by this Unsecured Indenture;

(f)            to make any change that would provide any additional rights or benefits to the Holders of the Unsecured Notes or that does not adversely affect the legal rights hereunder of any Holder of the Unsecured Notes; or

(g)           to comply with requirements of the SEC in order to effect or maintain the qualification of this Unsecured Indenture under the TIA.

Upon the request of the Company accompanied by a resolution of the Board of Directors and a resolution of the board of directors of each Guarantor and upon receipt by the Trustee of the documents described in Section 9.06 of this Unsecured Indenture, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Unsecured Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture which affects its own rights, duties or immunities under this Unsecured Indenture or otherwise.

SECTION 9.02.               With Consent of Holders of Unsecured Notes.

The Company, the Guarantors and the Trustee may amend or supplement this Unsecured Indenture, the Unsecured Notes or the Guarantees or any amended or supplemental indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the Unsecured Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Unsecured Notes), and any existing Default and its consequences or compliance with any provision of this Unsecured Indenture or the Unsecured Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Unsecured Notes (including consents obtained in connection with a tender offer or exchange offer for the Unsecured Notes).  Notwithstanding the foregoing, (a) Sections 3.08, 4.10 and 4.15 of this Unsecured Indenture (including, in each case, the related definitions) may not be amended or waived without the written consent of at least 66-2/3% in principal amount of the Unsecured Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Unsecured Notes) and (b) without the consent of each Holder affected, an amendment or waiver may not (with respect to any Unsecured Notes held by a non-consenting Holder of Unsecured Notes):

(a)           reduce the aggregate principal amount of Unsecured Notes whose Holders must consent to an amendment, supplement or waiver;

(b)           reduce the principal of or change the fixed maturity of any Unsecured Note or alter the provisions with respect to the redemption of the Unsecured Notes;

(c)           reduce the rate of or change the time for payment of interest on any Unsecured Note;

(d)           waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on the Unsecured Notes (except a rescission of acceleration of the Unsecured Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Unsecured Notes and a waiver of the payment default that resulted from such acceleration);

(e)           make any Unsecured Note payable in money other than that stated in the Unsecured Notes;

(f)            make any change in the provisions of this Unsecured Indenture relating to waivers of past Defaults or the rights of Holders of Unsecured Notes to receive payments of principal of or interest on the Unsecured Notes;

(g)           waive a redemption payment or mandatory redemption with respect to any Unsecured Note; or

(h)           make any change in the foregoing amendment and waiver provisions.

Upon the request of the Company accompanied by a resolution of the Board of Directors and a resolution of the board of directors of each Guarantor, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Unsecured Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 of this Unsecured Indenture, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture adversely affects the Trustee’s own rights, duties or immunities under this Unsecured Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Unsecured Notes under this Section 9.02 of this Unsecured Indenture to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Unsecured Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 of this Unsecured Indenture, the Holders of a majority in aggregate principal amount of the Unsecured Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Unsecured Indenture or the Unsecured Notes.

SECTION 9.03.               Compliance with Trust Indenture Act.

Every amendment or supplement to this Unsecured Indenture and the Unsecured Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.               Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of an Unsecured Note is a continuing consent by the Holder of an Unsecured Note and every subsequent Holder of an Unsecured Note or portion of an Unsecured Note that evidences the same debt as the consenting Holder’s Unsecured Note, even if notation of the consent is not made on any Unsecured Note.  However, any such Holder of an Unsecured Note or subsequent Holder of an Unsecured Note may revoke the consent as to its Unsecured Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of an Unsecured Note.

The Company may fix a record date for determining which Holders of the Unsecured Notes must consent to such amendment, supplement or waiver.  If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Unsecured Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.05 of this Unsecured Indenture or (ii) such other date as the Company shall designate.

SECTION 9.05.               Notation on or Exchange of Unsecured Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Unsecured Note thereafter authenticated.  The Company in exchange for all Unsecured Notes may issue and the Trustee shall authenticate new Unsecured Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Unsecured Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.               Trustee to Sign Amendments, Etc.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Unsecured Indenture, the Trustee shall receive, and shall be fully protected in conclusively relying upon, an Officers’ Certificate stating that the execution of such amended or supplemental indenture is authorized or permitted by this Unsecured Indenture and that such amended or supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.  The Trustee shall enter into any such amended or supplemental indenture authorized pursuant to this Article 9 if such amended or supplemental indenture does not adversely affect the rights, duties or immunities of the Trustee.  If it does, the Trustee may but is not obligated to sign it.

ARTICLE 10

GUARANTEES

SECTION 10.01.             Guarantee.

Each of the Guarantors, jointly and severally, hereby unconditionally guarantees to each Holder of an Unsecured Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Unsecured Indenture, the Unsecured Notes or the Obligations of the Company hereunder or thereunder, that:

(a)           the principal of and interest on the Unsecured Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Unsecured Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(b)           in case of any extension of time of payment or renewal of any Unsecured Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated

maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each of the Guarantors, jointly and severally, will be obligated to pay the same immediately.

Each of the Guarantors, jointly and severally, hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Unsecured Notes or this Unsecured Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Unsecured Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

Each of the Guarantors, jointly and severally, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice (except that the Trustee shall provide at least ten days’ prior written notice to the Company on behalf of the Guarantors before taking any action for which the Communications Act and/or the FCC rules require such notice and which right to notice is not waivable by any Guarantor) and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the Obligations guaranteed hereby.  If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each of the Guarantors, jointly and severally, agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby.  Each of the Guarantors, jointly and severally, further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.  Notwithstanding the foregoing, in the event that any Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the applicable Guarantor under its Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

The Guarantors hereby agree as among themselves that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of such Guarantor and each other Guarantor.  The preceding sentence shall in no way affect the rights of the Holders of Unsecured Notes to the benefits of this Unsecured Indenture, the Unsecured Notes or the Guarantees.

Nothing in this Section 10.01 shall apply to claims of, or payments to, the Trustee under or pursuant to the provisions of Section 7.07 of this Unsecured Indenture.  Nothing contained in this Section 10.01 or elsewhere in this Unsecured Indenture, the Unsecured Notes or the Guarantees shall impair, as between any Guarantor and the Holder of any Unsecured Note, the obligation of such Guarantor, which is unconditional and absolute, to pay to the Holder thereof the principal of, premium, if any, and interest on the Unsecured Notes in accordance with their terms and the terms of the Guarantee and this Unsecured Indenture, nor shall anything herein or therein prevent the Trustee or the Holder of any Unsecured Note from exercising all remedies otherwise permitted by applicable law or hereunder or thereunder upon the occurrence of an Event of Default.

SECTION 10.02.                                        Execution and Delivery of Guarantees.

To evidence its Guarantee set forth in Section 10.01 of this Unsecured Indenture, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit B shall be endorsed by an officer of such Guarantor on each Unsecured Note authenticated and delivered by the Trustee and that this Unsecured Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents and attested to by an Officer.  Each of the Guarantors, jointly and severally, hereby agrees that its Guarantee set forth in Section 10.01 of this Unsecured Indenture shall remain in full force and effect notwithstanding any failure to endorse on each Unsecured Note a notation of such Guarantee.  If an officer or Officer whose signature is on this Unsecured Indenture or on the Guarantee of a Guarantor no longer holds that office at the time the Trustee authenticates the Unsecured Note on which the Guarantee of such Guarantor is endorsed, the Guarantee of such Guarantor shall be valid nevertheless.  The delivery of any Unsecured Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Unsecured Indenture on behalf of the Guarantors.

SECTION 10.03.                                        Merger, Consolidation or Sale of Assets of Guarantors.

Subject to Section 10.05 of this Unsecured Indenture, a Guarantor may not, and the Company will not cause or permit any Guarantor to, consolidate or merge with or into (whether or not such Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person other than the Company or a Guarantor unless:

(a)           such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b)           the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Guarantor under this Unsecured Indenture and the Unsecured Notes pursuant to a supplemental indenture to this Unsecured Indenture in form reasonably satisfactory to the Trustee; and

(c)           immediately after such transaction no Default or Event of Default exists.

Nothing contained in this Unsecured Indenture shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company.  Except as set forth in Articles 4 and 5, nothing contained in this Unsecured Indenture shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor that is a Restricted Subsidiary of the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor that is a Restricted Subsidiary of the Company.

SECTION 10.04.                                        Successor Corporation Substituted.

Upon any consolidation, merger, sale or conveyance described in clauses (a) through (c) of Section 10.03 of this Unsecured Indenture, and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of any Guarantee previously signed by the Guarantor and the due and punctual performance of all of the covenants and conditions of this Unsecured Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be issuable hereunder by such Guarantor and delivered to the Trustee.  All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Unsecured Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Unsecured Indenture as though all of such Guarantees had been issued at the date of the execution of such Guarantee by such Guarantor.

SECTION 10.05.                                        Releases from Guarantees.

Subject to compliance with the applicable provisions of this Unsecured Indenture, if pursuant to any direct or indirect sale of assets (including, if applicable, all of the capital stock of any Guarantor) or other disposition by way of merger, consolidation or otherwise the assets sold include all or substantially all of the assets of any Guarantor or all of the capital stock of any such Guarantor, then such Guarantor or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such a Guarantor) shall be released and relieved of its obligations under its Guarantee or Section 10.03 and Section 10.04 of this Unsecured Indenture, as the case may be; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are applied in accordance with the provisions of Section 4.10 of this Unsecured Indenture.  In addition, a Guarantor shall be released and relieved of its obligations under its Guarantee or Section 10.03 and Section 10.04 of this Unsecured Indenture, as the case may be (1) if such Guarantor is dissolved or liquidated in accordance with the provisions of this Unsecured Indenture; (2) if the Company designates any such Guarantor as an Unrestricted Subsidiary in compliance with the terms of this Unsecured Indenture; or (3) the Company exercises its option to effect Legal Defeasance or Covenant Defeasance as described under Section 8.01 (except with respect to the guarantee of any amounts due to the Trustee) or if the Company’s obligations under this Unsecured Indenture are discharged in accordance with the terms of this Unsecured Indenture.  Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Unsecured Indenture, including without limitation Section 4.10 or 4.20 of this Unsecured Indenture if applicable, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Guarantee.  Any such Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Unsecured Notes and for the other obligations of such Guarantor under this Unsecured Indenture as provided in this Article 10.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01.                                        Trust Indenture Act Controls.

If any provision of this Unsecured Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 11.02.                                        Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Company or any Guarantor:

EH Holding Corporation

100 Inverness Terrace East

Englewood, Colorado  80112

Telecopier No.:  (303) 723-1699

Attention:  General Counsel

With a copy to:

Sullivan & Cromwell LLP

1870 Embarcadero Road

Palo Alto, CA  94303-3308

Telecopier No.:  (650) 461-5700

Attention:  Sarah Payne

If to the Trustee:

Wells Fargo Bank, National Association

625 Marquette Ave.  11th Floor

MAC N9311-110

Minneapolis, Minnesota  55470

Telecopier No.:  (612) 667-9825

Attention:  Corporate Trust Services

The Company, any Guarantor or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders of Unsecured Notes) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder of an Unsecured Note shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder of an Unsecured Note or any defect in it shall not affect its sufficiency with respect to other Holders of Unsecured Notes.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders of Unsecured Notes, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03.                                        Communication by Holders of Unsecured Notes with Other Holders of Unsecured Notes.

Holders of the Unsecured Notes may communicate pursuant to TIA Section 312(b) with other Holders of Unsecured Notes with respect to their rights under this Unsecured Indenture or the Unsecured Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04.                                        Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Unsecured Indenture, the Company shall furnish to the Trustee:

(a)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Unsecured Indenture relating to the proposed action have been satisfied; and

(b)           except with respect to the issuance and authentication of securities prior to the completion of the Exchange Offer, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05.                                        Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Unsecured Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06.                                        Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders of Unsecured Notes.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07.                                        No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company, the Guarantors or any of their Affiliates, as such, shall have any liability for any obligations of the Company, the Guarantors or any of their Affiliates under the Unsecured Notes, the Guarantees or this Unsecured Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Unsecured Notes by accepting an Unsecured Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Unsecured Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 11.08.                                        Governing Law.

The internal law of the State of New York shall govern and be used to construe this Unsecured Indenture, the Unsecured Notes and the Guarantees.

SECTION 11.09.                                        No Adverse Interpretation of Other Agreements.

This Unsecured Indenture may not be used to interpret another indenture, loan or debt agreement of Parent, the Company or any of their respective Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Unsecured Indenture.

SECTION 11.10.                                        Successors.

All agreements of the Company and the Guarantors in this Unsecured Indenture and the Unsecured Notes and the Guarantees shall bind the successors of the Company and the Guarantors, respectively.  All agreements of the Trustee in this Unsecured Indenture shall bind its successor.

SECTION 11.11.                                        Severability.

In case any provision in this Unsecured Indenture or in the Unsecured Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12.                                        Counterpart Originals.

The parties may sign any number of copies of this Unsecured Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Unsecured Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Unsecured Indenture as to the parties hereto and may be used in lieu of the original Unsecured Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 11.13.                                        Table of Contents, Headings, Etc.

The Table of Contents and Headings of the Articles and Sections of this Unsecured Indenture have been inserted for convenience of reference only, are not to be considered a part of this Unsecured Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.14.                                        U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Unsecured Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 11.15.                                        Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Unsecured Indenture to be duly executed as of the day and year first above written.

EH HOLDING CORPORATION, a Colorado corporation

By:	/s/ Michael T. Dugan
Name: Michael T. Dugan
Title: President and Chief Executive Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President

ECHOSTAR 77 CORPORATION
ECHOSTAR SATELLITE SERVICES L.L.C.
ECHOSTAR ORBITAL L.L.C.
ECHOSTAR GOVERNMENT SERVICES L.L.C.
ECHOSTAR SATELLITE OPERATING CORPORATION,
as Guarantors

By:	/s/ Michael T. Dugan
Name: Michael T. Dugan
Title: President and Chief Executive Officer

S-1

EXHIBIT A

[Face of Unsecured Note]
7 5/8% Senior Note due 2021

Cert. No.
CUSIP No. 268520 AC7

EH HOLDING CORPORATION promises to pay to                               or its registered assigns the principal sum of                                Dollars on June 15, 2021.

Interest Payment Dates:  June 15 and December 15, commencing December 15, 2011.

Record Dates:  June 1 and December 1 (whether or not a Business Day).

IN WITNESS WHEREOF, the Company has caused this Unsecured Note to be duly executed.

Dated:

EH HOLDING CORPORATION

By:
Title:

By:
Title:

(SEAL)

This is one of the Unsecured Notes referred to in
the within-mentioned Unsecured Indenture:

Wells Fargo Bank, National Association,
as Trustee

By:
Authorized Signatory

Dated:

(Back of Unsecured Note)

Capitalized terms used herein have the meanings assigned to them in the Unsecured Indenture (as defined below) unless otherwise indicated.

(1)           Interest.  EH HOLDING CORPORATION, a Colorado corporation (the “Company”) promises to pay interest on the principal amount of this Unsecured Note at the rate and in the manner specified below.  Interest on this Unsecured Note will accrue at the rate of 7.625% per annum, payable semi-annually in arrears in cash on June 15 and December 15 of each year, commencing December 15, 2011, or if any such day is not a Business Day on the next succeeding Business Day, each an “Interest Payment Date”) to the Holder of record of this Unsecured Note at the close of business on the immediately preceding June 1 and December 1, whether or not a Business Day.  Interest on this Unsecured Note will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Interest on this Unsecured Note shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance.  To the extent lawful, the Company shall pay interest on overdue principal at the rate of the then applicable interest rate on this Unsecured Note; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.  In addition, Holders of Unsecured Notes may be entitled to the benefits of certain provisions of the Registration Rights Agreement.

(2)           Method of Payment.  The Company will pay interest on the Unsecured Notes (except defaulted interest) to the Persons who are registered Holders of Unsecured Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Unsecured Notes are canceled after such record date and on or before such Interest Payment Date.  The Holder hereof must surrender this Unsecured Note to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Unsecured Notes will be payable both as to principal and interest at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the Holders of Unsecured Notes at their respective addresses set forth in the register of Holders of Unsecured Notes.  Unless otherwise designated by the Company, the Company’s office or agency will be the office of the Trustee maintained for such purpose.

(3)           Paying Agent and Registrar.  Initially, the Trustee will act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of an Unsecured Note.  The Company may act in any such capacity.

(4)           Unsecured Indenture.  The Company issued the Unsecured Notes under an Unsecured Indenture, dated as of June 1, 2011 (the “Unsecured Indenture”), among the Company, the Guarantors and the Trustee.  The terms of the Unsecured Notes include those stated in the Unsecured Indenture and those made part of the Unsecured Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of the Unsecured Indenture.  The Unsecured Notes are subject to all such terms, and Holders of Unsecured Notes are referred to the Unsecured Indenture and such act for a statement of such terms.  The terms of the Unsecured Indenture shall govern any inconsistencies between the

Unsecured Indenture and the Unsecured Notes.  The Unsecured Notes are unsecured obligations of the Company.

(5)           Optional Redemption.  Except as provided below, the Unsecured Notes are not redeemable at the option of the Company prior to June 15, 2021.

The Unsecured Notes will be subject to redemption at the option of the Company, at any time in whole, or from time to time in part, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of such Unsecured Notes plus accrued and unpaid interest, if any, to the applicable redemption date plus the “Make-Whole Premium” as set forth in the Unsecured Indenture.

Notwithstanding the foregoing, at any time prior to June 15, 2014, the Company may redeem up to 35% of the aggregate principal amount of the Unsecured Notes outstanding at a redemption price equal to 107.625% of the principal amount thereof on the redemption date, together with accrued and unpaid interest to such redemption date, with the net cash proceeds of any capital contributions or one or more public or private sales (including sales to Parent, regardless of whether Parent obtained such funds from an offering of Equity Interests or Indebtedness of Parent or otherwise and provided that such funds are contributed by us) of Equity Interests (other than Disqualified Stock) of the Company (other than proceeds from a sale to any Subsidiary of the Company or any employee benefit plan in which the Company or any of its Subsidiaries participates); provided that:  (a) at least 65% in aggregate of the originally issued principal amount of the Unsecured Notes remains outstanding immediately after the occurrence of such redemption; and (b) the sale of such Equity Interests is made in compliance with the terms of the Unsecured Indenture.

(6)           Repurchase at Option of Holder.  Upon the occurrence of a Change of Control, the Company will be required to offer to repurchase from each Holder of Unsecured Notes on the Change of Control Payment Date all or any part of outstanding Unsecured Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase.  Holders of Unsecured Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Unsecured Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

When the cumulative amount of Excess Proceeds that have not been applied in accordance with Section 3.08 (Asset Sale Offers to Purchase) or Section 4.10 (Asset Sales) of the Unsecured Indenture, exceeds $50.0 million, the Company will be required to offer to purchase the maximum principal amount of Unsecured Notes that are $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of such Excess Proceeds at an offer price in cash equal to 100% of the principal amount thereof, together with accrued and unpaid interest, thereon, if any, to the date fixed for the closing of such offer.  To the extent that the principal amount of Unsecured Notes surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the Unsecured Notes to be purchased on a pro rata basis based on the accretive value of principal amount of the Unsecured Notes tendered.  Holders of Unsecured Notes that are subject to an offer to purchase will receive an Asset Sale Offer or a Special Mandatory Redemption Offer from the Company prior to any related Purchase Payment Date and may elect to have such Unsecured Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

(7)           Notice of Redemption.  Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Unsecured Notes are to be redeemed at its registered address.  Unsecured Notes may be redeemed in part but only if equal to $2,000 in principal amount or in whole multiples of $1,000 in excess thereof, unless all of the Unsecured Notes held by a Holder of Unsecured Notes are to be redeemed.  On and after the redemption date, interest ceases to accrue on Unsecured Notes or portions of them called for redemption unless the Company fails to redeem such Unsecured Notes or such portions thereof.

(8)           Denominations, Transfer, Exchange.  The Unsecured Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Unsecured Notes may be registered and Unsecured Notes may be exchanged as provided in the Unsecured Indenture.  The Registrar and the Trustee may require a Holder of an Unsecured Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Unsecured Indenture.  The Registrar need not exchange or register the transfer of any Unsecured Note or portion of an Unsecured Note selected for redemption.  Also, it need not exchange or register the transfer of any Unsecured Notes for a period of 15 days before the mailing of a notice of redemption of Unsecured Notes to be redeemed.

(9)           Persons Deemed Owners.  Prior to due presentment to the Trustee for registration of the transfer of this Unsecured Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Unsecured Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Unsecured Note and for all other purposes whatsoever, whether or not this Unsecured Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.  The registered Holder of an Unsecured Note shall be treated as its owner for all purposes.

(10)         Amendments, Supplement and Waivers.  Subject to certain exceptions, the Unsecured Indenture or Unsecured Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Unsecured Notes (including consents obtained in connection with a tender offer or exchange offer for the Unsecured Notes), and any existing default or compliance with any provision of the Unsecured Indenture or the Unsecured Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Unsecured Notes (including consents obtained in connection with a tender offer or exchange offer for the Unsecured Notes).  Notwithstanding the foregoing, (a) Sections 4.10 (Asset Sales) and 4.15 (Offer to Repurchase Upon Change of Control Event) of the Unsecured Indenture (including, in each case, the related definitions) and (b) without the consent of each Holder affected, an amendment or waiver may not (with respect to any Unsecured Notes held by a non-consenting Holder of Unsecured Notes) (i) reduce the principal amount of Unsecured Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Unsecured Note or alter the provisions with respect to the redemption of the Unsecured Notes; (iii) reduce the rate of or change the time for payment of interest on any Unsecured Note; (iv) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on the Unsecured Notes (except a rescission of acceleration of the Unsecured Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Unsecured Notes and a waiver of the payment default that resulted from such acceleration); (v) make any Unsecured Note payable in money other than that stated in the Unsecured Notes; (vi) make any change in the provisions of the Unsecured Indenture relating to waivers of past Defaults or the rights of Holders of Unsecured Notes to receive payments of principal of or interest on the Unsecured Notes; (vii) waive a redemption payment or mandatory redemption with respect to any Unsecured Note; or (viii) make any change in the foregoing amendment and waiver provisions.  Notwithstanding the foregoing, without the consent of any Holder of an Unsecured Note, the Unsecured Indenture or the Unsecured Notes may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency or to conform the Unsecured Indenture to the “Description of the Unsecured Notes” in the Offering Memorandum as evidenced by an officer’s certificate; (ii) to provide for uncertificated Unsecured Notes or Guarantees in addition to or in place of certificated Unsecured Notes or Guarantees; (iii) to provide for the assumption of the Company’s or any Guarantor’s obligations to the Holders of the Unsecured Notes in case of a merger or consolidation; (iv) to add Guarantees; (v) to release Guarantees when permitted or required by this Unsecured Indenture; (vi) to make any change that would provide any additional rights or benefits to the Holders of the Unsecured Notes or that does not adversely affect the legal rights under the Unsecured Indenture of any such Holder; or (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Unsecured Indenture under the Trust Indenture Act.

(11)         Defaults and Remedies.  Each of the following constitutes an Event of Default:

(a)           default for 30 days in the payment when due of interest on the Unsecured Notes;

(b)           default in the payment when due of principal of the Unsecured Notes at maturity, upon repurchase, redemption or otherwise;

(c)           failure to comply with Section 4.10 (Asset Sales), Section 4.11 (Limitation on Transactions with Affiliates), or Section 4.15 (Offer to Purchase Upon Change in Control) of the Unsecured Indenture in each case continued for 30 days;

(d)           default under Section 4.07 (Limitation on Restricted Payments) or Section 4.09 (Incurrence of Indebtedness) of the Unsecured Indenture which default remains uncured for 30 days, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by the Company pursuant to the Unsecured Indenture;

(e)           failure by the Company for 60 days after notice from the Trustee or the holders of at least 25% in principal amount of the then outstanding Unsecured Notes to comply with any of its other agreements in the Unsecured Indenture or the Unsecured Notes;

(f)            default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), which default is caused by a failure to pay when due of principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $50.0 million or more;

(g)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more; provided that any acceleration (other than an acceleration which is the result of a Payment Default under clause (f) above) of Indebtedness under the Outstanding Deferred Payments in aggregate principal amount not to exceed $50.0 million shall be deemed not to constitute an acceleration pursuant to this clause (g);

(h)           failure by the Company or any of its Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $50.0 million, which judgments are not stayed within 60 days after their entry;

(i)            Parent, the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors;

(j)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:  (i) is for relief against Parent, the Company or any Significant Subsidiary of the Company in an involuntary case; (ii) appoints a custodian of Parent, the Company or any Significant Subsidiary of the Company or for all or substantially all of the property of Parent, the Company or any Significant Subsidiary of the Company; or (iii) orders the liquidation of Parent or any Significant Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 consecutive days; and

(k)           any Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee,

If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Unsecured Notes may declare all the Unsecured Notes to be due and payable immediately (plus, in the case of an Event of Default that is the result of an action by the Company or any of its Subsidiaries intended to avoid restrictions on or premiums related to redemptions of the Unsecured Notes contained in the Unsecured Indenture or the Unsecured Notes, an amount of premium that would have been applicable pursuant to the Unsecured Notes or as set forth in the Unsecured Indenture).  Notwithstanding the foregoing, in the case of an Event of Default arising from the events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries described in (i) above, all outstanding Unsecured Notes shall become and be immediately due and payable without further action or notice.  Holders of the Unsecured Notes may not enforce the Unsecured Indenture or the Unsecured Notes except as provided in the Unsecured Indenture.  Subject to certain limitations, holders of a majority in principal amount of the then outstanding Unsecured Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Unsecured Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such holders’ interest.

The Holders of a majority in aggregate principal amount of the then outstanding Unsecured Notes, by notice to the Trustee, may on behalf of the holders of all of the Unsecured Notes waive any existing Default or Event of Default and its consequences under the Unsecured Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the Unsecured Notes.

The Company is required to deliver to the Trustee annually a statement regarding compliance with the Unsecured Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

All powers of the Trustee under the Unsecured Indenture will be subject to applicable provisions of the Communications Act, including without limitation, the requirements of prior approval for de facto or de jure transfer of control or assignment of Title III licenses.

(12)         Trustee Dealings with Company.  The Trustee under the Unsecured Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee, or resign.

(13)         No Personal Liabilities of Directors, Officers, Employees, Incorporators and Stockholders.  No director, officer, employee, incorporator or stockholder of the Company, the Guarantors or any of their Affiliates, as such, shall have any liability for any obligations of the Company, the Guarantors or any of their Affiliates under this Unsecured Note or the Unsecured Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Unsecured Notes by accepting an Unsecured Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Unsecured Notes.

(14)         Guarantees.  Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

(15)         Authentication.  This Unsecured Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)         Abbreviations.  Customary abbreviations may be used in the name of a Holder of an Unsecured Note or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (5 Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)         CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Unsecured Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Unsecured Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Unsecured Notes.  No representation is made as to the accuracy of such numbers either as printed on the Unsecured Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of an Unsecured Note upon written request and without charge a copy of the Unsecured Indenture.  Request may be made to:

EH HOLDING CORPORATION
100 Inverness Terrace East
Englewood, Colorado  80112
Attention:  General Counsel

ASSIGNMENT FORM

To assign this Unsecured Note, fill in the form below:

(I) or (we) assign and transfer this Unsecured Note to

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint                       agent to transfer this Unsecured Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Unsecured Note)

Signature Guarantee.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Unsecured Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Unsecured Indenture check the appropriate box:

☐  Section 4.10                                                                                                     ☐  Section 4.15

If you want to have only part of the Unsecured Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Unsecured Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Unsecured Note)

Signature Guarantee.

[ATTACHMENT FOR GLOBAL UNSECURED NOTES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL UNSECURED NOTE

The following exchanges of a part of this Global Unsecured Note for an interest in another Global Unsecured Note or for a Definitive Unsecured Note, or exchanges of a part of another Global Unsecured Note or Definitive Unsecured Note for an interest in this Global Unsecured Note, have been made:

DATE OF EXCHANGE	AMOUNT OF DECREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL UNSECURED NOTE	AMOUNT OF INCREASE PRINCIPAL AMOUNT OF THE GLOBAL UNSECURED NOTE	PRINCIPAL AMOUNT OF THIS GLOBAL UNSECURED NOTE FOLLOWING SUCH DECREASE (OR INCREASE)	SIGNATURE OF AUTHORIZED SIGNATORY OF TRUSTEE OR UNSECURED NOTE CUSTODIAN

EXHIBIT B

FORM OF GUARANTEE

[Name of Guarantor] and its successors under the Unsecured Indenture, jointly and severally with any other Guarantors, hereby irrevocably and unconditionally guarantees (i) the due and punctual payment of the principal of, premium, if any, and interest on the Unsecured Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Unsecured Notes, to the extent lawful, and the due and punctual performance of all other obligations of EH HOLDING CORPORATION (the “Company”) to the Holders or the Trustee all in accordance with the terms set forth in Article 10 of the Unsecured Indenture, (ii) in case of any extension of time of payment or renewal of any Unsecured Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (iii) has agreed to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee.  Capitalized terms used herein have the meanings assigned to them in the Unsecured Indenture unless otherwise indicated.

No stockholder, officer, director or incorporator, as such, past, present or future, of [name of Guarantor] shall have any personal liability under this Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.  This Guarantee shall be binding upon [name of Guarantor] and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Unsecured Note upon which this Guarantee is noted shall have been executed by the Trustee under the Unsecured Indenture by the manual signature of one of its authorized officers.

THE TERMS OF ARTICLE 10 OF THE UNSECURED INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[NAME OF GUARANTOR]

By:
Name:
Title:

B-1

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

EH Holding Corporation
100 Inverness Terrace East
Englewood, Colorado  80112

Wells Fargo Bank — DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN  55479
Telephone No.:  (877) 872-4605
Fax No.:  (866) 969-1290
Email:  DAPSReorg@wellsfargo.com

Re:          7 5/8% Senior Notes due 2021

Reference is hereby made to the Unsecured Indenture, dated as of June 1, 2011 (the “Unsecured Indenture”), among EH HOLDING CORPORATION, as issuer (the “Company”), the Guarantors named therein and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Unsecured Indenture.

                                 (the “Transferor”) owns and proposes to transfer the Unsecured Note[s] or interest in such Unsecured Note[s] specified in Annex A hereto, in the principal amount of $           in such Unsecured Note[s] or interests (the “Transfer”), to                                 (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                       ☐            CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL UNSECURED NOTE OR A DEFINITIVE UNSECURED NOTE PURSUANT TO RULE 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Unsecured Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Unsecured Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable “Blue Sky” securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the

Unsecured Indenture, the transferred beneficial interest or Definitive Unsecured Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Unsecured Note and/or the Definitive Unsecured Note and in the Unsecured Indenture and the Securities Act.

2.                                       ☐            CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL UNSECURED NOTE OR A DEFINITIVE UNSECURED NOTE PURSUANT TO REGULATION S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Unsecured Indenture, the transferred beneficial interest or Definitive Unsecured Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Unsecured Note and/or the Definitive Unsecured Note and in the Unsecured Indenture and the Securities Act.

3.                                       ☐            CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A DEFINITIVE UNSECURED NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Unsecured Notes and Restricted Definitive Unsecured Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                  ☐            such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)                                 ☐            or such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)                                  ☐            such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.                                       [  ]           CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL UNSECURED NOTE OR OF AN UNRESTRICTED DEFINITIVE UNSECURED NOTE.

(a)                                  ☐            CHECK IF TRANSFER IS PURSUANT TO RULE 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Unsecured Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Unsecured Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Unsecured Indenture, the transferred beneficial interest or Definitive Unsecured Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Unsecured Notes, on Restricted Definitive Unsecured Notes and in the Unsecured Indenture.

(b)                                 ☐            CHECK IF TRANSFER IS PURSUANT TO REGULATION S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Unsecured Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Unsecured Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Unsecured Indenture, the transferred beneficial interest or Definitive Unsecured Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Unsecured Notes, on Restricted Definitive Unsecured Notes and in the Unsecured Indenture.

(c)                                  ☐            CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Unsecured Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Unsecured Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Unsecured Indenture, the transferred beneficial interest or Definitive Unsecured Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Unsecured Notes or Restricted Definitive Unsecured Notes and in the Unsecured Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.             The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                  ☐            a beneficial interest in the:

(i)            ☐            144A Global Unsecured Note (CUSIP                            ), or

(ii)           ☐            Regulation S Global Unsecured Note (CUSIP                            ), or

(b)                                 ☐            a Restricted Definitive Unsecured Note.

2.             After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                  ☐            a beneficial interest in the:

(i)            ☐            144A Global Unsecured Note (CUSIP                            ), or

(ii)           ☐            Regulation S Global Unsecured Note (CUSIP                            ), or

(iii)          ☐            Unrestricted Global Unsecured Note (CUSIP                            ),  or

(b)                                 ☐            a Restricted Definitive Unsecured Note; or

(c)                                  ☐            an Unrestricted Definitive Unsecured Note, in accordance with the terms of the Unsecured Indenture.

EXHIBIT D

FORM OF CERTIFICATE OF EXCHANGE

EH Holding Corporation
100 Inverness Terrace East
Englewood, Colorado  80112

Wells Fargo Bank — DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN  55479
Telephone No.:  (877) 872-4605
Fax No.:  (866) 969-1290
Email:  DAPSReorg@wellsfargo.com

Re:          7 5/8% Senior Notes due 2021

(CUSIP            )

Reference is hereby made to the Unsecured Indenture, dated as of June 1, 2011 (the “Unsecured Indenture”), among EH HOLDING CORPORATION, as Company (the “Company”), the Guarantors named therein and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Unsecured Indenture.

                               (the “Owner”) owns and proposes to exchange the Unsecured Note[s] or interest in such Unsecured Note[s] specified herein, in the principal amount of $              in such Unsecured Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.             EXCHANGE OF RESTRICTED DEFINITIVE UNSECURED NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL UNSECURED NOTE FOR UNRESTRICTED DEFINITIVE UNSECURED NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL UNSECURED NOTE.

(a)           ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL UNSECURED NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL UNSECURED NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Unsecured Note for a beneficial interest in an Unrestricted Global Unsecured Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Unsecured Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Unsecured Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Unsecured Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)           ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL UNSECURED NOTE TO UNRESTRICTED DEFINITIVE UNSECURED NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Unsecured Note for an Unrestricted Definitive Unsecured Note, the Owner hereby certifies (i) the Definitive Unsecured Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Unsecured Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Unsecured Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Unsecured Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)           ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE UNSECURED NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL UNSECURED NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Unsecured Note for a beneficial interest in an Unrestricted Global Unsecured Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Unsecured Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Unsecured Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)           ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE UNSECURED NOTE TO UNRESTRICTED DEFINITIVE UNSECURED NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Unsecured Note for an Unrestricted Definitive Unsecured Note, the Owner hereby certifies (i) the Unrestricted Definitive Unsecured Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Unsecured Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Unsecured Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Unsecured Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             EXCHANGE OF RESTRICTED DEFINITIVE UNSECURED NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL UNSECURED NOTES FOR RESTRICTED DEFINITIVE UNSECURED NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL UNSECURED NOTES.

(a)           ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL UNSECURED NOTE TO RESTRICTED DEFINITIVE

UNSECURED NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Unsecured Note for a Restricted Definitive Unsecured Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Unsecured Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Unsecured Indenture, the Restricted Definitive Unsecured Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Unsecured Note and in the Unsecured Indenture and the Securities Act.

(b)           ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE UNSECURED NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL UNSECURED NOTE.  In connection with the Exchange of the Owner’s Restricted Definitive Unsecured Note for a beneficial interest in the [CHECK ONE] _ 144A Global Unsecured Note, _ Regulation S Global Unsecured Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Unsecured Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Unsecured Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Unsecured Note and in the Unsecured Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: